UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Hurco Companies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HURCO COMPANIES, INC.
1 TECHNOLOGY WAY
INDIANAPOLIS, INDIANA 46268
(317) 293-5309
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When: March 12, 2026 at 10:00 a.m. Eastern Time	Where: Company Headquarters 1 Technology Way Indianapolis, Indiana 46268	Record Date: January 16, 2026

The following items of business are more fully described in our proxy statement accompanying this notice. Please read our proxy statement carefully.
Items of Business		Board’s Recommendation	Further Information
1	To elect eight directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify	FOR each director nominee	Page 2
2	To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers (“Say on Pay”)	FOR	Page 14
3	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2026	FOR	Page 49
4	To consider and transact any other business properly brought before the meeting or any adjournments thereof
The Board of Directors recommends a vote FOR items 1, 2, and 3. The persons named as proxies will use their discretion to vote on any other matters that may properly arise at the 2026 Annual Meeting.
Please mark, sign, and date the enclosed proxy card and return it in the enclosed return envelope, which requires no postage if mailed in the United States, or vote your shares via the Internet or by telephone as described in the proxy statement and on the proxy card.
Only shareholders of record as of the close of business on the record date of January 16, 2026, are entitled to notice of and to vote at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the 2026 Annual Meeting, the Company may adjourn the 2026 Annual Meeting to permit further solicitation of proxies.
By order of the Board of Directors,
Jonathon D. Wright, General Counsel & Corporate Secretary
Indianapolis, Indiana
January 28, 2026
YOUR VOTE IS IMPORTANT — Even if you plan to attend the 2026 Annual Meeting, we urge you to mark, date, and sign the enclosed proxy card and return it promptly in the enclosed envelope or to vote your shares via the Internet or by telephone as described on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to be Held on March 12, 2026
In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability of our proxy materials related to the 2026 Annual Meeting on the Internet. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.
This Notice of 2026 Annual Meeting and the corresponding proxy statement, form of proxy card, and our most recent annual report on Form 10-K are available at www.hurco.com/proxymaterials. If you plan to attend the 2026 Annual Meeting in person, you may obtain directions to the meeting site by written request directed to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., 1 Technology Way, Indianapolis, Indiana 46268, or by telephone at (317) 293-5309.

Cautionary Note Regarding Forward-Looking Statements
The statements included in this proxy statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2025. Readers of this proxy statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HURCO COMPANIES, INC.
1 Technology Way
Indianapolis, Indiana 46268
2026 Annual Meeting of Shareholders
March 12, 2026

PROXY STATEMENT SUMMARY
This proxy statement and accompanying proxy are being furnished to the holders of common stock of Hurco Companies, Inc. (the “Company,” “Hurco,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). This proxy statement and the accompanying form of proxy are being mailed to our shareholders on or about January 28, 2026.
The following summary highlights information more fully described in our proxy statement accompanying this notice. Please read our proxy statement carefully.
Annual Meeting Overview

When: March 12, 2026 at 10:00 a.m. Eastern Time	Where: Company Headquarters 1 Technology Way Indianapolis, Indiana 46268	Record Date: January 16, 2026	Materials: Available at www.hurco.com/investors under “Proxy Materials”
Proxy Voting Roadmap
Shareholders will be asked to vote on the following matters at the 2026 Annual Meeting:
		Board’s Recommendation	Further Information
1	To elect eight directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify	FOR each director nominee	Page 2
2	To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers (“Say on Pay”)	FOR	Page 14
3	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2026	FOR	Page 49
Director Nominees
Name	Age	Director Since	Independent	# of Other Public Company Boards	Committee Memberships
					Audit	Compensation	Nominating and Governance
Michael Doar, Executive Chairman	70	2000		1
Cynthia Dubin	64	2019	✓	1	✓
Timothy J. Gardner	70	2017	✓	0		Chair	✓
Lawrence G. Keyler	65	New Nominee	✓	0
Richard Porter	70	2012	✓	0		✓	Chair
Benjamin Rashleger	50	2025	✓	0	✓
Janaki Sivanesan	54	2008	✓	1	Chair
Gregory S. Volovic, President & CEO	62	2019		0

PROPOSAL 1. ELECTION OF DIRECTORS
The Board currently consists of eight members. The Board, acting on the recommendation of our Nominating and Governance Committee, has nominated each of the current directors for re-election at the 2026 Annual Meeting, other than Jay C. Longbottom. Following discussions with Mr. Longbottom and consistent with the Board’s long-term succession planning strategies, the Board did not nominate Mr. Longbottom to stand for re-election at the 2026 Annual Meeting. The Board thanks Mr. Longbottom for his years of service, dedication to the Board, and his many contributions to the Company. The Board, acting on the recommendation of our Nominating and Governance Committee, has nominated a new nominee for election at the annual meeting, Lawrence G. Keyler. Mr. Keyler was recommended to the Board for nomination as a director by the Nominating and Governance Committee. The Nominating and Governance Committee considered and reviewed Mr. Keyler as a candidate for director after receiving a recommendation from the Executive Chairman, Chief Executive Officer, and Chief Financial Officer.
In addition, as previously disclosed and consistent with the Company’s long-term succession planning, Mr. Doar has announced his retirement as Executive Chairman of the Board, effective as of the 2026 Annual Meeting. The Board has nominated Mr. Doar for re-election at the 2026 Annual Meeting. If re-elected at the 2026 Annual Meeting, Mr. Doar will serve as non-executive Chairman of the Board after that date.
No fees were paid to any third parties to identify or evaluate potential nominees. Unless authority is specifically withheld, the shares being voted by proxy will be voted in favor of each of these nominees. Each nominee who is elected will serve for a term of one year, which expires at our next Annual Meeting of Shareholders or such later date as his or her successor has been elected and qualified. Proxies cannot be voted for a greater number of persons than eight, which is the number of nominees named in this proxy statement.
If any of these nominees becomes unable to serve, we expect that the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board may recommend. Each of the nominees has consented to being named in this proxy statement and to serve if elected. The Board knows of no reason why any of the nominees would be unable to serve.
Director Nominees
The names of the persons who are nominees for election and their current positions and offices with Hurco, if any, are set forth below. There are no family relationships among any of our directors or officers.
Nominees	Positions and Offices Held with Hurco
Michael Doar	Executive Chairman and Director
Cynthia Dubin	Director
Timothy J. Gardner	Director
Lawrence G. Keyler	Director Nominee
Richard Porter	Director
Benjamin Rashleger	Director
Janaki Sivanesan	Director
Gregory S. Volovic	President, Chief Executive Officer, and Director
Michael Doar, age 70, has been a member of the Board since 2000. Mr. Doar was elected Chairman of the Board and appointed our Chief Executive Officer (“CEO”) in fiscal year 2001, a position he held until March 2021, when he transitioned to the role of Executive Chairman. Mr. Doar also served as our President from November 2009 to March 2013. Prior to joining Hurco, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business, having previously held various management positions with Ingersoll International from 1989. Mr. Doar also serves as a director of Twin Disc, Incorporated (“Twin Disc”), a manufacturer of marine and heavy duty off-highway power transmission equipment, and currently serves as chair of Twin Disc’s Nominating & Governance Committee and as a member of Twin Disc’s Compensation & Executive Development Committee.
Mr. Doar led Hurco for more than 20 years. As our current Executive Chairman and former CEO, Mr. Doar brings to our Board his in-depth knowledge of our business, strategy, people, operations, competition, and financial position.
Cynthia Dubin, age 64, has been a member of the Board since 2019. Ms. Dubin is an experienced chief financial officer and board director. Since December 2020, Ms. Dubin has served as a director for ICE Futures Europe, an exchange for futures and options contracts for crude oil, interest rates, equity derivatives, natural gas, power, coal, emissions, and soft commodities, and is currently also the chair of its Risk and Audit Committee. In June 2025, Ms. Dubin joined the board of directors of Polestar Automotive Holding UK PLC, a Nasdaq-listed European manufacturer of performance electric vehicles. In February 2019, Ms. Dubin was appointed to the board of the U.K. Competition and Markets Authority (“CMA”), a non-ministerial government department in the United Kingdom, responsible for strengthening business competition and preventing and reducing anti-competitive activities. During her tenure with the CMA, which concluded in June 2025 upon her retirement from its board, she served as the Chair of its Nominations Committee and Audit and Risk Assurance Committee. From May 2021 to August 2023, Ms. Dubin also served as a director, Chair of the Audit Committee, and member of the Compensation Committee for Franchise Group, Inc. (the “Franchise Group”). Franchise Group is a holding company for a franchising platform for an increasingly diverse collection of market-leading and emerging brands. From August 2020 through November 2022, Ms. Dubin served as a director, Chair of the Audit Committee, and a member of the Remuneration and Nomination Committees of Synthomer plc, a U.K. publicly-traded chemicals manufacturer specializing in aqueous polymers. From 2015 to September 2020, she served on the Board of Directors of Babcock & Wilcox Enterprises, Inc. (“B&W”), a NYSE-listed global provider of advanced energy and environmental technologies for the power and industrial markets with operations, subsidiaries, and joint ventures worldwide. During that time, she also served as Chair of B&W’s Audit Committee and a member of its Governance Committee. Ms. Dubin also served as the CFO of Pivot Power LLP, an emerging leader in power storage and electric vehicle infrastructure in the U.K., from August 2018 to March 2019; CFO of JKX Oil & Gas Ltd. (“JKX”) from 2011 to 2016; and CFO for Canamens Ltd. (“Canamens”) from 2006 to 2011. JKX and Canamens are London Stock Exchange listed and private equity-backed oil and gas exploration and production companies, respectively. Additionally, Ms. Dubin was European CFO for Edison Mission Energy, a builder, owner, and operator of large-scale power generation projects, and started her career as a project finance banker with Irving Trust Company.
Ms. Dubin brings to our Board thorough knowledge and understanding of complex international corporate finance, mergers and acquisitions, capital markets, and risk management and oversight.
Timothy J. Gardner, age 70, has been a member of the Board since 2017. A seasoned leader in industrial and international manufacturing operations, from 2016 to March 2021, Mr. Gardner served as the Managing Director of Akoya Capital (“Akoya”), responsible for leading Akoya’s industrial product sector. From 2015 to December 2020, Mr. Gardner also served as a Senior Advisor for Pritzker Private Capital (“Pritzker”) and a board member of LBP Manufacturing, a packaging company acquired by Pritzker. From 2009 to 2014, Mr. Gardner served as the Executive Vice President of Illinois Tool Works (“ITW”) and led ITW’s consumer products segment, a $1.6 billion business focused on packaging and specialty decorating. Between 1997 and 2009, Mr. Gardner held various leadership positions within ITW.
Mr. Gardner brings to our Board extensive leadership experience in industrial and international manufacturing operations, as well as extensive knowledge and experience in finance and acquisitions and divestitures. During his tenure at ITW, Mr. Gardner led ten acquisitions and four divestitures and managed multiple division and group financial controllers.
Lawrence G. Keyler, age 65, is a director nominee. Mr. Keyler was a Partner at RSM US LLP (“RSM”) from 2011 until his retirement in July 2025. During his time at RSM, Mr. Keyler served in various leadership roles, including most recently as RSM’s Global Automotive Leader and National Industrials tax leader. He also recently served as a member of RSM’s National SEC practice. Prior to RSM, Mr. Keyler was at KPMG LLP from 1997 to 2011, and at Coopers & Lybrand from 1982 to 1997.
Mr. Keyler would bring to our Board extensive experience and knowledge in complex international corporate finance, tax strategy and planning, industrial manufacturing industries, and mergers and acquisitions.
Richard Porter, age 70, has been a member of the Board since 2012. Mr. Porter has managed a private equity portfolio of manufacturing companies since 2007. Previously, he was President of CB Manufacturing, a cutting tool company, and President of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International.
Mr. Porter brings to our Board extensive experience in the machine tool industry, particularly in product and contract manufacturing. Mr. Porter also has experience serving on the boards of a number of private companies with annual revenues ranging from approximately $40 million to $480 million.
Benjamin Rashleger, age 50, has been a member of the Board since 2025. Mr. Rashleger is a machine tool industry executive, having held leadership positions with multiple organizations in each of the industry’s market segments, including a manufacturer of CNC equipment, an end-user manufacturing company specializing in CNC machining, and a multi-state distributor of CNC equipment. Mr. Rashleger is currently the President of Machine Tools for Concept Advanced Manufacturing Solutions, a large multi-state distributor of CNC and metrology equipment, where he is responsible for the machine tool division, a position he has held since 2019. Previously, from 2009 to 2017,

Mr. Rashleger was the Chief Executive Officer and director of WSI Industries, a publicly-traded contract manufacturer that specialized in CNC machining and assembly, serving primarily the recreational products, aerospace, defense and energy markets. From 1991 to 2008, Mr. Rashleger held multiple roles with Milltronics Manufacturing Company, ultimately the President and CFO prior to the sale of that business, and thereafter he served as the Director of Operations of that business.
Mr. Rashleger brings to our Board a broad knowledge of the CNC machining space, specifically in manufacturing, distribution, product development, sales and marketing, finance, mergers and acquisitions, and international operations. Mr. Rashleger also has served, and currently sits, on multiple boards including private equity owned, public, ESOP and non-profit organizations. He currently is a director for a private waterjet CNC equipment manufacturer and a private contract manufacturer in CNC machining.
Janaki Sivanesan, age 54, has been a member of the Board since 2008. Ms. Sivanesan is a practicing attorney and founding principal of a private equity firm focused on middle-market investments. She previously served as a partner at a large, New York law firm. She was admitted to the bars of the States of New York and Georgia in 2007 and 1996, respectively. Since 2020, Ms. Sivanesan has also served as a director of Essential Properties Realty Trust, Inc., a publicly-traded real estate investment trust that acquires, owns, and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. Ms. Sivanesan has experience in a wide range of corporate transactions, from mergers and acquisitions to corporate finance, including private debt, equity investments, and venture capital transactions. Ms. Sivanesan also has experience in cross-border transactions related to manufacturing and outsourcing and is particularly knowledgeable with respect to business operations in India. Ms. Sivanesan served as the General Counsel and Chief Compliance Officer of Hayfin Capital Management, LLC (formerly known as Kingsland Capital Management, LLC), from 2011 to 2018, and has been self-employed as an attorney in private practice since 2009.
Ms. Sivanesan provides to the Board and Audit Committee thorough knowledge and understanding of complex legal and capital markets transactions, as well as corporate mergers and acquisitions.
Gregory S. Volovic, age 62, has been a member of the Board since 2019. He has been employed by us since 2005, was appointed as our President in 2013, and served as our Chief Operating Officer from 2019 until he was appointed as our CEO in March 2021. Mr. Volovic oversees all of Hurco’s operations, including worldwide sales, service, end-to-end management of research and development, new product development activities, and operational initiatives. He has held various positions within Hurco, most recently Executive Vice President, Software and Engineering, before becoming President in 2013. Prior to joining Hurco, Mr. Volovic led the advanced manufacturing equipment development program for the CRT division of RCA/Thomson and the worldwide development of Information Technology (IT) and E-business/Knowledge Management technologies. He also held various positions within Thomson, including Director of E-Business, Engineering, and Information Technology. Mr. Volovic started his career as a software developer for Unisys Corporation, where he was a Linux programmer. Mr. Volovic also serves on the boards of two private industrial and manufacturing companies and is a board member of the Association of Manufacturing Technology (AMT).
Mr. Volovic brings to our Board his significant knowledge of the machine tool industry, as well as his experience and understanding of our technologies, product development, business strategies, people, and operations. Mr. Volovic also provides leadership and vision for the development and execution of our strategic plans and the achievement of our business goals and objectives.
Director Nominee Experience and Qualifications and Board Composition
While neither the Board nor the Nominating and Governance Committee has a separate formal written policy regarding director diversity, each body considers the diversity of backgrounds and experience when selecting nominees for director election and in evaluating Board composition and performance. Not only has this informal approach resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but as indicated in the following charts, it has also resulted in a group of director nominees that possess diversity of thought, perspective, experience, and backgrounds.

Director Nominee Experience & Qualifications
	Michael Doar	Cynthia Dubin	Timothy J. Gardner	Lawrence G. Keyler	Richard Porter	Benjamin Rashleger	Janaki Sivanesan	Gregory S. Volovic
Public Company Board	•	•				•	•
Public Company Executive	•	•	•	•		•		•
Manufacturing Industry	•	•	•	•	•	•		•
International Business / Global Operations	•	•	•	•	•	•	•	•
Risk Management	•	•		•		•	•
Financial Analysis / Accounting	•	•	•	•	•	•	•
Information Technology / Cyber Security						•		•
Project Management	•	•	•	•	•	•		•
Environmental Sustainability	•	•	•
Sales & Marketing	•	•	•		•		•	•
Supply Chain / Logistics			•		•	•		•
Strategic Planning	•	•	•	•	•	•	•	•
Government Relations, Public Policy or Regulatory		•	•
Mergers & Acquisitions / Business Development	•	•	•	•	•	•	•	•
Human Capital Management	•		•	•	•	•		•
	Board Diversity Matrix (As of January 28, 2026)
Total Number of Directors: 8	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
Asian	1
White		7
In further demonstration of the value the Board places on diversity, it also considers the diversity of background and experience when appointing our executive officers. To that end, and as indicated in the chart below, our executive officer team is a diverse group of individuals representative of both Hurco’s global footprint and the communities in which we operate.
	Officer Diversity Matrix (As of January 28, 2026)
Total Number of Executive Officers: 5	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Executive Officers	2	3
Part II: Demographic Background
Asian	1
White		3
Two or More Races or Ethnicities	1
The Board of Directors recommends a vote “FOR” each of the nominees for director.

CORPORATE GOVERNANCE
Policies on Corporate Governance
Our Board believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. The Board or one of its committees periodically reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board, and our Code of Business Conduct and Ethics, and amends them as appropriate to reflect new policies or practices.
Board Leadership Structure
Our Board is currently led by our Executive Chairman, Mr. Doar. Mr. Doar has held this position since March 2021. Prior to transitioning to the role of Executive Chairman, Mr. Doar served as our Chairman and CEO since 2001. As previously disclosed, Mr. Doar has announced his retirement from the position of Executive Chairman, effective as of the 2026 Annual Meeting. If re-elected as a director at the 2026 Annual Meeting, Mr. Doar will become the non-executive Chairman of the Board.
The Board regularly reevaluates our Board leadership structure and succession planning and may determine that a different leadership structure is appropriate in the future. The Board currently believes that it is most efficient and effective for Mr. Doar to continue serving as Executive Chairman until the 2026 Annual Meeting, and if he is re-elected as a director at the 2026 Annual Meeting, to thereafter serve as Chairman of the Board. Mr. Doar has experience in leading the Company through a range of changes in business environments and has vast institutional knowledge about our business, industry, and people. Our Board possesses considerable experience and knowledge of the challenges and opportunities that we face as a Company. We feel the Board is well qualified to evaluate our current and future needs and to assess how the capabilities of our senior management can be most effectively organized to meet those needs.
While Mr. Doar will serve in a non-executive Chairman role, he will not satisfy the technical criteria for “independence” of The Nasdaq Stock Market (the market in which our common stock trades) (“Nasdaq”). Accordingly, the independent directors have determined that Mr. Porter will continue to serve as Presiding Independent Director. The Presiding Independent Director oversees executive sessions of the independent directors and plays an active role in setting Board agendas and facilitating interactions between the independent directors, on the one hand, and the full Board or management, on the other. The Board evaluates the appropriateness of its leadership structure on an ongoing basis and may change it as circumstances warrant. We believe that each of these measures counterbalances any risk that may exist in having Mr. Doar serve as Executive Chairman of the Board until the 2026 Annual Meeting, and if he is re-elected as a director at the 2026 Annual Meeting, to thereafter serve as a non-independent Chairman of the Board. For these reasons, our Board believes this leadership structure is effective for our Company.
Board Role in Risk Oversight
Our Board regularly receives reports from our CEO and other members of our senior management team regarding areas of significant risk to us, including strategic, operational, financial, legal, regulatory, and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of counsel and other advisors, has established functions that focus on particular risks, such as legal matters, regulatory compliance, treasury management, research and development, cyber security, supply chain, and quality control, and has developed a comprehensive and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.
Our Board’s role is primarily one of oversight. Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy. Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee. The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting, and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer (“CFO”), external auditors, internal auditors, legal counsel, and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation, and material accounting changes or proposed audit adjustments that could affect our financial statements. Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities. The Audit Committee members, as well as all other directors, have access to our CFO, internal auditors, and any other member of our management for discussions between meetings, as warranted. The Audit Committee provides reports to the full Board on risk-related items.
The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed below in the Executive Compensation section of this proxy statement.
Director Independence and Board Meetings
The Board has determined that each of our non-employee directors and the new director nominee — Ms. Dubin, Mr. Gardner, Mr. Keyler, Mr. Longbottom, Mr. Porter, Mr. Rashleger, and Ms. Sivanesan — is “independent” as defined by the listing standards of Nasdaq, and the director independence rules of the Securities and Exchange Commission (the “SEC”). The Board has affirmatively determined that none of these persons has any relationship with us that would impair their independence. As required by Item 407(a)(3) of Regulation S-K, in determining Mr. Keyler’s independence, our Board considered amounts paid to RSM, the Company’s independent registered public accounting firm prior to fiscal year 2024, as Mr. Keyler was a partner at RSM until August 2025. The Board determined that Mr. Keyler did not have a direct or indirect material interest in the relationship between the Company and RSM, and that such relationship does not impair the independence of Mr. Keyler.
Directors are expected to attend Board meetings, meetings of committees on which they serve, and our Annual Meeting of Shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their fiduciary duties and responsibilities. The Board held five meetings during fiscal year 2025. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal year 2025. Except for Mr. Aaro, all incumbent directors and director nominees, as of that date, attended our 2025 Annual Meeting of Shareholders.

Board Committees and Committee Meetings
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
The Audit Committee Chair: Janaki Sivanesan

Additional Committee
Members:
Cynthia Dubin
Benjamin Rashleger
All members are “independent” as such term is defined for audit committee members under the Nasdaq rules and SEC Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Each of Ms. Dubin and Ms. Sivanesan qualifies as an “audit committee financial expert,” as defined by the SEC.
Meetings Held in Fiscal Year 2025: 5

The Committee’s primary responsibilities include:
•
overseeing our accounting, financial reporting, and internal audit activities;

•
appointing our independent registered public accounting firm and meeting with that firm, our internal audit team, and our CFO to review the scope, cost, and results of our annual audit, and to review our internal accounting controls, policies, and procedures;

•
overseeing, reviewing, and discussing with management, and reporting to the Board, our cybersecurity, information technology, data security and business continuity risks and threats and management’s processes, procedures, and actions to identify, manage, and mitigate such risks;

•
reviewing and approving all related-person transactions or potential conflicts of interest in which any director, director nominee, executive officer, or significant shareholder of the Company (or any of their immediate family members) has a direct or indirect material interest;

•
establishing and maintaining procedures for the receipt and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing with management and our internal audit department our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•
reviewing and monitoring our compliance with internal policies and procedures related to hedging and financial derivative transactions; and

•
discussing with management and legal counsel legal matters that may have a material impact on our financial statements or compliance policies.

The Report of the Audit Committee is included on page 50 of this proxy statement.
The Audit Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

The Compensation Committee Chair: Timothy J. Gardner

Additional Committee
Members:
Jay C. Longbottom
Richard Porter
All members are “independent” as such term is defined for compensation committee members under the Nasdaq rules and SEC Rule 10C-1 promulgated under the Exchange Act.
Meetings Held in Fiscal Year 2025: 5

The Committee’s primary responsibilities include:
•
annually reviewing the performance of our executive officers and determining their compensation;

•
monitoring total personnel costs and providing input on guidelines for the general wage structure of our entire workforce;

•
overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices for all employees, including our executive officers;

•
overseeing the administration of our employee benefit plans;

•
discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement;

•
overseeing, monitoring, and administering our stock ownership guidelines and recoupment or clawback policies applicable to our executive officers;

•
reviewing our policies concerning non-employee director compensation and recommending to the Board for final determination any changes in the form or amount of non-employee director compensation; and

•
reviewing our policies on perquisites for executive officers.

The Report of the Compensation Committee is included on page31 of this proxy statement.
The Compensation Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

The Nominating and Governance Committee Chair: Richard Porter
Additional Committee Members: Timothy J. Gardner Jay C. Longbottom All members are independent directors as defined by Nasdaq rules. Meetings Held in Fiscal Year 2025: 4
The Committee’s primary responsibilities include:
•
reviewing the effectiveness of the Board’s leadership structure and recommending to the Board any proposed changes thereto;

•
identifying individuals qualified to become Board members and recommending to the Board director nominees for election at each annual meeting of shareholders;

•
maintaining our Corporate Governance Principles and Code of Business Conduct and Ethics;

•
leading the Board and its standing committees in an annual self-evaluation;

•
recommending members and chairs for each standing committee;

•
determining and evaluating succession plans for our CEO and other senior management positions;

•
overseeing, monitoring, and administering stock ownership guidelines applicable to our non-employee directors; and

•
reviewing our environmental, social, corporate responsibility and sustainability programs, initiatives, and policies and making recommendations to the Board and/or our management regarding the same.

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee was, at any time during fiscal year 2025, or at any other time before fiscal year 2025, an officer or an employee of the Company. In addition, none of the members of the Compensation Committee was involved in a relationship requiring disclosure as an interlocking executive officer or director under Item 407(e)(4) of Regulation S-K of the Exchange Act. None of our executive officers served as a member of the Compensation Committee at any time during or before fiscal year 2025.
Director Recommendations
The Nominating and Governance Committee is responsible for identifying potential Board members or nominees. The Nominating and Governance Committee considers the diversity of backgrounds and experiences of director candidates when identifying director nominees and evaluating the Board’s composition and performance. The Nominating and Governance Committee also examines the following qualifications and skills of director candidates, among other things: their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, and the needs of the Board for certain skills or experiences. The Nominating and Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.
The Nominating and Governance Committee will consider candidates for director who are recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Corporate Secretary at 1 Technology Way, Indianapolis, Indiana 46268, who will forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for Board service and contact information for the shareholder and the candidate.
A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Governance Committee must comply with the advance notice and informational requirements set forth in our Amended and Restated By-laws (“By-Laws”), which are more fully explained later in this proxy statement under “Shareholder Proposals for our 2027 Annual Meeting.”
Shareholder Communications
The Board has implemented a process whereby shareholders may send communications to its attention. The process for communicating with the Board is set forth in our Corporate Governance Principles, which are available on our website at www.hurco.com/investors under “Corporate Governance.”
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, executive officers, and employees, including our principal executive officer and principal financial officer. If we grant any waiver to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such waiver in a Current Report on Form 8-K that we will file with the SEC or on our website at www.hurco.com/investors under “Corporate Governance.” A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com/investors under “Corporate Governance.” We will disclose any amendments or updates to our Code of Business Conduct and Ethics by posting such amendments or updates on our website.
Certain Relationships and Related Person Transactions
Under our Code of Business Conduct and Ethics, which is available on our website at www.hurco.com/investors under “Corporate Governance,” our directors, officers, and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest, unless such business dealings have been disclosed to, and approved by, our Audit Committee.
Further, under our Audit Committee’s charter, which is available on our website at www.hurco.com/investors under “Corporate Governance,” our Audit Committee must review and approve all related person transactions in which any director, director nominee, executive officer, or significant shareholder of the Company, or any of their immediate family members, has a direct or indirect material interest.
During fiscal years 2024 and 2025, we did not have any related-person transactions requiring disclosure in this proxy statement.

Environmental, Social, and Governance Matters
Our Board has adopted an Environmental, Social, and Governance Policy (the “ESG Policy”), which is both set forth immediately below and available on our website at www.hurco.com/investors under “Corporate Governance.”
Hurco Companies, Inc. (“Hurco,” “we,” “us,” or “our”) believes that: (1) business, at its best, serves the public good, improves the quality of peoples’ lives, and leaves the world a better place; (2) it is an inherent and critical component of sound corporate citizenship to be responsive to environmental, social, and governance-related (“ESG”) matters that directly impact our business, industry, stakeholders, and the communities in which we operate; (3) as a global, industrial technology company, we are in a unique position to help address a variety of ESG issues; and (4) profitable growth and meaningful responsiveness to ESG matters are not mutually exclusive.
Accordingly, Hurco is committed to being responsive to ESG matters that are important to our business and stakeholders, including our customers, employees, shareholders, business partners, and the communities in which we operate. We are dedicated to operating our business with integrity; being responsible fiscal and environmental stewards; maintaining a diverse, inclusive, and caring culture with an emphasis on employee safety, development, and well-being; and having strong corporate governance practices that foster principled actions, informed and effective decision-making, appropriate monitoring of our compliance and performance, and accountability. To that end, our Board of Directors has direct oversight of our ESG strategy and its implementation.
We believe Hurco’s approach in addressing ESG matters should be thoughtful, proactive, practical, and risk-based — with priority given to ESG issues that are both material to our business and otherwise aligned with our corporate strategies. Through our business activities, we want to be economically successful and create value for society. In that regard, Hurco will strive to evaluate and respond to ESG issues in a manner that is intended to create long-term value both for our stakeholders and for our business. More specifically, we will aim to focus on ESG initiatives that we believe are the most impactful on both and that will make Hurco a better company.
Our Board has direct oversight over ESG matters pertaining to the Company. In addition, the Charter of the Nominating and Governance Committee requires that committee to periodically review the Company’s environmental, social, and sustainability programs, initiatives, and policies, and encourages such committee to make recommendations to the Board and/or our management regarding the same, to the extent the committee determines such recommendations are justified, in each case after taking into account the interests of all of the Company’s stakeholders, including shareholders. A copy of the charter of the Nominating and Governance Committee is available on our website at www.hurco.com/investors under “Corporate Governance.”
We also believe that all companies have a responsibility to respect human rights. In recognition of the foregoing, our Board has adopted a Human Rights Policy representing the Company’s public expression of (1) its commitment to respect internationally recognized fundamental human rights standards and (2) its belief that all human beings should be treated with dignity, fairness, and respect. A copy of the Company’s Human Rights Policy is available on our website at www.hurco.com/investors under “Corporate Governance.”
Through our Supplier Code of Conduct, we communicate our expectation that our suppliers, vendors, and other supply chain partners adhere to certain standards related to corporate integrity, fair and ethical business practices, responsible product sourcing, and the safety and wellbeing of workers across our global supply chain. A copy of our Supplier Code of Conduct is available on our website at www.hurco.com/investors under “Corporate Governance.”
Below are just a few representative examples demonstrating Hurco’s commitment to ESG matters:
Culture	Charitable Giving

Fostering a strong corporate culture that promotes high standards of ethics and compliance for our businesses, including policies and principles to guide employee, officer, director, and vendor conduct (e.g., our Code of Business Conduct and Ethics, ESG Policy, Human Rights Policy, and Supplier Code of Conduct).

Supporting charitable organizations that aid the communities in which we operate our business and/or that promote ESG matters. For example, since 2022, we have partnered with One Tree Planted® and donated funds to plant one tree for every machine sold by the Company.

Energy Usage	Sustainability

Developing software, hardware, and product design enhancements that have the potential to reduce the amount of power or energy required by end users to produce parts. For example, an internal Hurco study found that, assuming consistent levels of part geometry, finishing, and quality for the same production operation, a 2023 VMX42 requires approximately 28% less power (i.e., 7,049 kWh/a) than a 2011 VMX42 (i.e., 9,756 kWh/a) to produce the same part.

Promoting the acceptance of emerging and clean technologies that support environmental sustainability (e.g., by (1) increasing the number of electric vehicles in our owned or leased automobile sales and service fleets and installing electric vehicle charging stations at several of our locations, (2) installing LED or other energy efficient lighting sources at our corporate headquarters, corporate warehousing and manufacturing facilities, and several of our international subsidiaries’ locations, and (3) implementing recycling and sustainable water programs at various global locations).

Employee Focus	Whistleblower Policy

Developing, training, and maintaining a skilled manufacturing and machinist workforce to support advancements in manufacturing technology and the industries we serve. For example, the Hurco Apprenticeship Program educates and trains the next generation of skilled machinists, advanced manufacturing skilled labor, and automation specialists.

Maintaining a whistleblower policy providing for the confidential reporting of any suspected policy violations or unethical business conduct on the part of our businesses, employees, officers, directors, or vendors and the provision of training and education to our global workforce with respect to our Code of Business Conduct and Ethics and anti-corruption and anti-bribery policies.

Environmental Awareness	Safety

Fostering environmental awareness (i.e., evaluating our products and supply chain for conflict minerals and carbon emissions, holding our suppliers to high quality standards, and maintaining our Code of Business Conduct and Ethics and our Supplier Code of Conduct).
Providing safe and high-quality products and services that meet customer and regulatory requirements and demonstrate continuous improvement, including ISO 9001 certification.
Diversity	Governance Documents

Promoting a diverse workforce and environment that is representative of our global footprint and the communities in which we operate at all levels of the organization. See “Proposal 1. Election of Directors” for more information about the composition of our Board and executive officers.

Amending our governance documents to incorporate feedback received from shareholders or other emerging best corporate governance practices (e.g., our Insider Trading Policy, our Executive Compensation Recovery Policy, updates to all charters of Board standing committees, and amendments to our Articles of Incorporation and By-Laws effectuated in 2024 to provide shareholders with the right to amend our By-Laws).

Dedicated ESG Leader	Executive Accountability
In fiscal year 2023, appointing a senior leader to serve in a new independent and dedicated ESG role and creating an ESG Task Force focused on employee-led ESG initiatives.	Since 2022, including ESG-related metrics as strategic objectives in the short-term executive compensation arrangements for our named executive officers.

COMPENSATION OF DIRECTORS
Director Compensation Table
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Thomas A. Aaro	25,000	—	25,000
Cynthia Dubin	50,000	79,996	129,996
Timothy J. Gardner	52,500	79,996	132,496
Jay C. Longbottom	45,000	79,996	124,996
Richard Porter	60,000	79,996	139,996
Benjamin Rashleger	25,000	79,996	104,996
Janaki Sivanesan	55,000	79,996	134,996

(1)
Amounts reflect the grant date fair value of restricted shares issued to each non-employee director during the year ended October 31, 2025, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). Each non-employee director received 4,978 restricted shares on March 13, 2025, the date of our 2025 Annual Meeting of Shareholders, pursuant to our non-employee director compensation program. The grant date fair value is calculated by multiplying the closing price of our common stock on Nasdaq on the date of grant, which was $16.07, by the number of restricted shares awarded. The restricted shares vest one year from the date of grant or upon the Company’s next Annual Meeting of Shareholders, whichever is earlier. Mr. Aaro did not receive a restricted share award in 2025, as he did not stand for re-election as a director at the 2025 Annual Meeting of Shareholders.

Mr. Doar’s compensation and Mr. Volovic’s compensation for fiscal year 2025 are set forth in the Summary Compensation Table and the following tables and narrative. Neither are included in the table above, because they did not receive any additional compensation for their services as directors.
Director Compensation Program
In fiscal year 2025, the fees earned by, or paid in cash to, our non-employee directors were as follows:
	1st Quarter ($)	2nd Quarter ($)	3rd Quarter ($)	4th Quarter ($)	Total ($)
Non-employee director retainer	11,250	11,250	11,250	11,250	45,000
Presiding Independent Director retainer	3,750	3,750	3,750	3,750	15,000
Audit Committee chair retainer	2,500	2,500	2,500	2,500	10,000
Compensation Committee chair retainer	1,875	1,875	1,875	1,875	7,500
Audit Committee member retainer	1,250	1,250	1,250	1,250	5,000
We also paid our directors’ travel expenses incurred to attend Board meetings, which are not included in the Director Compensation Table above.

PROPOSAL 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The second proposal to be considered at the 2026 Annual Meeting is the advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion following the compensation tables), also known as the say-on-pay vote. Consistent with the preference expressed by shareholders at the 2011, 2017, and 2023 Annual Meetings of Shareholders, we have been conducting say-on-pay votes on an annual basis.
The Compensation Discussion and Analysis beginning on page 15 of this proxy statement describes our executive compensation program, in detail, and explains the philosophy of the program, the elements of compensation, and the factors considered by the Compensation Committee in determining the compensation of our named executive officers for fiscal years 2025 and 2026.
At our 2025 Annual Meeting of Shareholders, approximately 93% of the votes cast on the annual say-on-pay vote were voted to approve the proposal. That strong support level followed several years of high shareholder support on annual say-on-pay votes, with average approval levels exceeding 90% for each of the preceding three-year and five-year periods. The Compensation Committee believes that the consistently high levels of shareholder support at those meetings indicate that our executive compensation program is aligned with market practices and generally meets shareholders’ expectations.
Accordingly, the Board of Directors recommends that our shareholders vote FOR the following resolution at the 2026 Annual Meeting:
“Resolved, that the compensation paid to Hurco Companies, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement, is approved.”
Because it is advisory, the results of the say-on-pay vote are not binding upon the Board or the Compensation Committee. However, as was the case with the results of the say-on-pay vote at prior Annual Meetings of Shareholders, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The Board of Directors recommends a vote “FOR” the advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) describes our compensation program and practices as they relate to our named executive officers (“NEOs”), which consist of the following officers for fiscal year 2025: (1) Gregory S. Volovic, President and CEO; (2) Michael Doar, Executive Chairman; (3) Sonja K. McClelland, Executive Vice President, Treasurer, and Chief Financial Officer; (4) HaiQuynh Jamison, Corporate Controller and Principal Accounting Officer; and (5) Jonathon D. Wright, General Counsel and Corporate Secretary.
EXECUTIVE SUMMARY
The responsibilities of the Compensation Committee of the Board (referred to as the Committee in this section) include administering our compensation programs and approving or ratifying all compensation-related decisions for the NEOs.
Philosophy
The goals of our executive compensation program are to foster the creation of shareholder value while, at the same time, motivating and retaining managerial personnel. Our executive compensation program has been designed to hold executives accountable for the financial and operational performance of the Company, as well as to reflect the value of the Company’s stock. Therefore, a substantial amount of our executives’ annual and long-term compensation is both at risk and tied to the performance of the Company. Our compensation program includes the use of Company common stock (through restricted stock and performance stock units) and stock ownership guidelines that serve to align the interests of our executives with the interests of our shareholders.
Our compensation program is designed to reward executives at levels comparable to our peers to promote fairness and success in attracting and retaining executives. We believe that our compensation program does not promote excessive risk-taking and various elements of our policies that are in place (such as capped incentive opportunities, stock ownership guidelines, recoupment policies, and governance processes) serve to mitigate excessive risk. Any written employment agreements with our NEOs that provide for a change in control severance benefit have a “double-trigger” (i.e., requires both a change in control and termination of the executive’s employment in order to receive that benefit).
Fiscal Year 2025 Highlights
We have seen the demand for machine tools fluctuate over the last three years. Our industry has continued to face global headwinds due to changing economic and regulatory conditions. During fiscal year 2025, our sales and service fees were $178.6 million, a decrease of $8.0 million, or 4%, compared to fiscal year 2024 and included a favorable currency impact of $2.0 million, or 1%, when translating foreign sales to U.S. dollars for financial reporting purposes. Sales decreased year-over-year due primarily to a decreased volume of shipments of Hurco 5-axis vertical machines and entry-level 3-axis Hurco and Milltronics machines in the Americas, Germany and France, as well as decreased shipments of electro-mechanical components and accessories manufactured by our wholly-owned subsidiary, LCM Precision Technology S.r.l. For fiscal year 2025, we reported a net loss of $15.1 million, or $2.34 per diluted share, compared to net loss of $16.6 million, or $2.56 per diluted share, for fiscal year 2024.
Summary of 2025 Compensation Actions
Below is a summary of fiscal year 2025 compensation decisions and amounts paid. Further information is available below under “Compensation Decisions for Fiscal Year 2025.”
Base Salary
In early fiscal 2025, the Committee approved a base salary increase of 3% for Mr. Volovic, Ms. McClelland and Ms. Jamison, a base salary decrease of 18% for Mr. Doar, and a base salary increase of 13% for Mr. Wright. Below are the fiscal 2025 base salary amounts for our NEOs.

Fiscal Year 2025 Base Salary
Gregory S. Volovic	$679,606
Michael Doar	$339,661
Sonja K. McClelland	$430,301
HaiQuynh Jamison	$237,064
Jonathon D. Wright	$340,728
Short-Term Incentive Compensation
As in recent years, for the fiscal 2025 short-term incentive compensation program, the Committee utilized objective performance measures based on our operating income margin and certain strategic objectives for each NEO.
Due to the amount of our net loss for fiscal year 2025, there were no payout amounts under the 2025 short-term incentive compensation program, under either of the operating income margin metric or the strategic objectives.
Long-Term Incentive Compensation
In fiscal 2025, the Committee decided to (1) change the overall general allocation of award value between restricted shares (targeted at approximately 45% of long-term incentive compensation award value, an increase from 25% in the prior year) and performance stock units (“PSUs”) (targeted at approximately 55% of long-term incentive compensation award value, a decrease from 75% in the prior year) and (2) similar to the 2024 arrangement, tie the vesting and earning of the PSUs to the performance measures of net income (loss) and free cash flow.
The Committee granted the awards of restricted shares and target number of PSUs to the NEOs effective as of January 7, 2025, as follows:
	Grant Date Value of Restricted Shares	Grant Date Value of Target PSUs – NI	Grant Date Value of Target PSUs – FCF
Gregory S. Volovic	$562,500	$375,000	$312,500
Michael Doar	$405,000	$270,000	$225,000
Sonja K. McClelland	$337,500	$225,000	$187,500
HaiQuynh Jamison	$90,000	$60,000	$50,000
Jonathon D. Wright	$93,150	$62,100	$51,750
The amounts shown in the table above as the grant date value represent the amounts that the Committee approved for each award. The actual grant date value of each award differed slightly due to rounding, as shown in the “Grants of Plan-Based Awards in 2025” table.
Total Target Direct Compensation Mix
In fiscal 2025, the NEOs received, on average, 33% of their total target direct compensation in performance-based pay, and 60% of their total target direct compensation in equity awards. For these purposes, we consider the base salary paid in fiscal 2025, the target annual cash incentive for fiscal 2025, and the target award value of equity (the dollar amount of such awards as approved by the Committee) granted in fiscal 2025 for the fiscal 2025 – 2027 performance period.
The following charts display the total compensation mix for our NEOs. The chart on the left summarizes the breakdown of actual compensation for the NEOs for fiscal year 2025 among base salary, short-term incentive compensation, and long-term incentive compensation. The chart on the right summarizes the allocation of target compensation mix for the NEOs based upon fixed, time-based, and performance-based compensation for fiscal year 2025.

2025 Executive Compensation Mix
Executive Compensation Best Practices
The Committee has designed our executive compensation program and practices to align executives’ financial interests with those of our shareholders. Following is a description of key program features and practices that reflect that alignment:
What We Do	What We Don’t Do
✓ Pay-for-performance: A significant percentage of target total direct compensation is in the form of variable compensation tied to company performance.	X No guaranteed base salary increases: Base salary levels are reviewed every year and periodically adjusted based on market competitiveness and internal equity.

✓
Multiple performance metrics: Payouts of our annual cash incentives and long-term incentives are determined based on the weighted results for several financial performance measures and structured to balance accountability for driving annual results with sustainable long-term performance.

X No hedging: We prohibit executive officers from engaging in hedging transactions in our securities.

✓
Stock ownership and retention requirements: Our executive officers and directors must comply with stock ownership requirements, and they must retain all net after-tax shares received from awards until they meet the required ownership level.

X No gross up of excise tax payments: We do not assist executives with taxes owed as a result of their compensation.
✓ Compensation-related risk review: The Committee regularly reviews compensation-related risks to confirm that any such risks are not likely to have a material adverse effect on the Company.	X No excessive executive perks: Executive perquisites are not excessive and are limited to certain insurance benefits and, solely for the Executive Chairman, use of company leased vehicles.
✓ Double-trigger requirement: Equity awards do not automatically vest in the event of a change in control. Instead, we impose a “double-trigger” requirement to accelerate vesting.
X
No excessive severance upon a change in control:   The level of severance benefits upon a change in control is not excessive and such benefits are not triggered absent a termination of the executives’ employment.

✓ Independent advisor to the Committee: The Committee regularly consults with an independent compensation consultant.	X No payment of unearned dividends: Dividends and dividend equivalents on unvested awards are not paid prior to vesting.

✓
Performance-based equity awards: A majority of the NEOs’ annual LTI award opportunity is delivered in PSUs that may be earned only if the Company achieves prescribed financial goals over a prospective three-year measurement period.

What We Do	What We Don’t Do
✓ Clawback policy: The Company has a policy that provides for the recovery of incentive-based compensation from executives in the event of a financial restatement.
ALIGNMENT OF EXECUTIVE PAY-FOR-PERFORMANCE
The compensation program for our NEOs is designed to provide competitive pay opportunities while aligning the incentive compensation realized by our NEOs with the interests of our shareholders — by linking pay with Company financial and stock performance. The Committee regularly reviews the alignment of the Company’s performance with its compensation to the NEOs and annually engages its independent compensation consultant to provide reports comparing such alignment to that of its peers.
In January 2025, the Committee approved the following four types of incentive compensation opportunities for our NEOs, which are intended to align their pay with Company and individual performance:
•
cash award opportunities under the short-term incentive compensation plan based on the Company’s operating income margin and certain strategic objectives set for fiscal year 2025;

•
restricted shares that vest in equal installments over three years granted to promote executive retention;

•
PSUs that will be earned based on the Company’s average net income (“PSUs — NI”) for fiscal years 2025 – 2027; and

•
PSUs that will be earned based on the Company’s average free cash flow from operations (“PSUs — FCF”) for fiscal years 2025 – 2027.

The incentive compensation realized by our NEOs related to fiscal year 2025 consisted of the vesting in 2025 of a portion of the restricted shares granted in fiscal years 2022, 2023, and 2024.
As discussed further below, and consistent with our pay for performance alignment, there were no payouts under the 2025 short-term incentive compensation program and none of the PSUs granted in fiscal year 2023 for fiscal years 2023 – 2025 were earned.
In 2025, the Committee’s independent compensation consultant, Pay Governance, LLC (“Pay Governance”), conducted an assessment of whether pay and performance were aligned for our CEO over the preceding three-year and five-year fiscal periods. The Committee believes realizable pay-for-performance assessments provide the Committee and investors an alternative view of pay-for-performance alignment based on compensation actually earned/estimated to be earned relative to actual Company performance (rather than the target compensation levels often reported elsewhere in this proxy statement pursuant to regulatory requirements). The assessments considered our CEO’s “total realizable compensation” (as defined below), as well as certain key Company performance metrics, relative to those of our peer group.
For this purpose, “total realizable compensation” consists of:
Base salary over the period	Actual bonus earned and paid during the period
The aggregate current value of restricted stock or restricted stock unit grants made during the period	The aggregate in-the-money value of stock option grants made during the period
The actual payouts of performance-based equity awards with performance periods beginning and ending during the period	The estimated payout for performance-based equity awards that were granted during the period but remaining unvested at its conclusion
Total realizable compensation for our CEO was calculated in the same manner as for the CEOs of our peer group companies.
In defining the Company’s performance relative to peers, the assessments used the following indicators:
•
Operating income margin — a measure of profitability used in the Company’s annual incentive plan;

•
ROIC — a measure of capital efficiency historically used in the Company’s long-term incentive plan prior to the fiscal year 2023 grants; and

•
TSR — a measure of shareholder value creation historically used in the Company’s long-term incentive plan prior to the fiscal year 2023 grants.

In developing a composite performance ranking, the assessments average the Company’s percentile rank for each performance metric relative to its peer group for compensation purposes based on their most recent fiscal year-end.
The result of the assessments indicated that total realizable compensation over the past three- and five-year periods is aligned with composite Company performance as follows:
•
Our CEO’s three-year (fiscal years 2022 – 2024) total realizable compensation was positioned at the 33rd percentile of the peer group and was strongly aligned with composite Company performance ranked at the 37th percentile; and

•
Our CEO’s five-year (fiscal years 2020 – 2024) total realizable compensation was positioned at the 15th percentile of the peer group and was generally aligned with composite Company performance ranked at the 24th percentile.

Based on the results of these assessments, the Committee believes the Company’s executive compensation program continues to have a strong pay-for-performance orientation, namely attributable to: (1) setting rigorous financial performance goals within the annual and long-term plans; (2) using incentive metrics that align with shareholder value creation; and (3) using a pay mix that is largely focused on variable compensation and that is at-risk based on the Company’s financial performance.
THE COMMITTEE’S PROCESSES
Role of Committee and Input from Management
The Committee is responsible for determining our executive compensation philosophy, objectives, policies, and programs and approves or ratifies all compensation-related decisions for the NEOs. When making executive compensation decisions, the Committee considers the input of Pay Governance and, for all executives other than our CEO and our Executive Chairman, the recommendation of our CEO. Our CEO recommends salary levels, short-term incentive compensation awards, equity-based compensation awards, and perquisites for our other NEOs other than the Executive Chairman. Our CEO’s and Executive Chairman’s compensation is determined solely by the Committee with the assistance of Pay Governance. The Compensation Committee applies the same principles for executive compensation in determining our CEO’s and Executive Chairman’s compensation that it applies in determining the compensation of our other NEOs.
Role of Compensation Consultant
In 2024 and 2025, the Committee engaged Pay Governance to advise and assist the Committee related to executive compensation matters. Pay Governance is retained directly by the Committee, reports directly to the Committee, and participates in certain Committee meetings. In this regard, from time to time, Pay Governance advises and assists the Compensation Committee in:
•
determining the appropriate objectives and goals of our executive compensation program;

•
designing compensation programs that fulfill those objectives and goals;

•
reviewing the primary components of that compensation;

•
evaluating the effectiveness of our compensation programs, including pay-for-performance alignment, and assisting in compiling data, calculations, and disclosures required under corresponding pay versus performance rules;

•
identifying appropriate pay positioning strategies and pay levels in our executive compensation program;

•
evaluating the historical performance of our equity incentive plan, estimating the share reserve necessary to fund anticipated awards for NEOs and other personnel to accomplish the Company’s compensation program goals, and recommending retention or modification of other terms and conditions set forth in such plan; and

•
identifying comparable companies and compensation surveys for the Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

Pay Governance may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Committee that our executive officers also receive.
Pay Governance and its affiliates did not provide any other services to us or our affiliates during 2024 or 2025. In addition, the Committee has determined that the work of Pay Governance and its employees has not raised any conflict of interest.
Use of Peer Group Data
As part of the Committee’s continuous effort to strengthen the executive compensation program, the Committee annually engages its independent compensation consultant, Pay Governance, to conduct a competitive market assessment for each executive position using publicly-available data from the Company’s applicable peer group and executive compensation surveys. In addition, the Committee’s compensation consultant also provides reports and assessments on changes in executive compensation programs, generally, and executive compensation within comparable industries, specifically, to evaluate trends and recommend changes to better align our executive compensation programs with similarly situated companies in comparable industries. The assessment focuses on the competitiveness of compensation provided to each executive by compensation element (base salary, target annual incentive, target total cash compensation, expected value of long-term incentives, and target total direct compensation). The objectives of the assessment are to understand changes in market compensation from year to year, to analyze the competitiveness of current pay levels relative to the market, and to serve as an input for making compensation adjustments if necessary.
The following companies made up the peer group utilized for fiscal years 2025 executive compensation determinations and were selected on the basis of industry, revenue, global operations, assets, employee size, and market capitalization ($ in millions):
Company Name	2024 Revenue (fiscal year)	Market Capitalization (at May 15, 2025)	Employees (at 2024 fiscal year-end)
Ampco-Pittsburgh Corporation	$418	$45	1,634
Broadwind, Inc.	$143	$43	411
Core Molding Technologies, Inc.	$302	$135	1,570
Douglas Dynamics, Inc.	$569	$679	1,673
The Eastern Company	$273	$148	1,246
Energy Recovery, Inc.	$145	$669	254
FARO Technologies, Inc.	$342	$812	1,181
Graham Corporation	$186	$402	595
Key Tronic Corporation	$567	$28	4,122
nLIGHT, Inc.	$199	$631	800
Omega Flex, Inc.	$102	$350	175
Perma-Pipe Int’l Holdings, Inc.	$151	$113	750
Proto Labs, Inc.	$501	$966	2,357
Transcat, Inc.	$259	$753	1,104
Twin Disc, Incorporated	$295	$105	910
Velo3D, Inc.	$41	$140	105
Vishay Precision Group, Inc.	$307	$344	2,200
Hurco Companies, Inc.	$187	$96	688
Median	$273	$344	1,104
The Committee uses the peer group data as one of several inputs when making compensation determinations. Periodically, the Committee also reviews trends data for the manufacturing industry from various third-party service providers to obtain a general understanding of current compensation practices in that industry as part of its analysis of executive compensation. In addition to the market data, the Committee may consider other factors such as an executive’s individual performance, experience in his or her position, and responsibilities that may not necessarily be benchmarked in market data.

Consideration of Say-on-Pay Votes
At our 2025 Annual Meeting of Shareholders, approximately 93% of the votes cast on the annual say-on-pay vote were voted to approve the proposal. That strong support level followed several years of high shareholder support on annual say-on-pay votes, with average approval levels exceeding 90% for each of the preceding three-year and five-year periods. The Compensation Committee believes that the consistently high levels of shareholder support at those meetings indicate that our executive compensation program is aligned with market practices and generally meets shareholders’ expectations.
Policies and Procedures Related to the Grant of Certain Equity Awards
We have established processes to ensure that the timing of any stock option grants to executives is not influenced by material nonpublic information (“MNPI”), and that all grant decisions are made based on a predetermined schedule, taking into account factors like employee performance and market conditions, regardless of any upcoming announcements or events that could impact our stock price. The Committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.
Tax Considerations
Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. Our nonqualified deferred compensation arrangements are intended to comply with the effective requirements of Section 409A as required by law or regulation.
ELEMENTS OF COMPENSATION
The table below summarizes the various elements of executive compensation and their objectives:
	Objective	Type of Compensation	Key Features
Base Salary	Provides competitive fixed pay that is tied to the market and allows us to attract, retain, and motivate executives, particularly in light of our industry’s cyclical nature	Cash	• Reflects competitive market assessment, as well as individual skills, experience, responsibilities, and performance over time • Influences annual cash and long-term incentive opportunities
Short-Term Incentive — Annual Cash Incentive	Encourages focus on short-term business performance	Cash
•
Performance-based reward tied to achievement of annual operating income margin and strategic objectives

•
Pays only if threshold performance levels are met or exceeded

•
No payout if operating income margin is zero or negative

Long-Term Incentive — Performance Stock Units (PSUs)	Encourages focus on profitability and strong balance sheet and liquidity position	Equity
•
Performance-based rewards tied to achievement of net income and free cash flow goals over a three-year period

•
Vests only if threshold performance levels are met or exceeded

•
Links value to stock price/shareholder return

Long-Term Incentive — Restricted Shares	Closely aligns executive and shareholder interests and aids in retention	Equity	• Promotes retention and enhances executive stock ownership • Links value to stock price/shareholder return

	Objective	Type of Compensation	Key Features
Medical, Disability and Life Insurance	Aids in attracting and retaining executive talent	Benefit	• Health and disability broad-based benefits available to all employees • NEOs provided supplemental disability benefits • CEO provided with split-dollar life insurance benefits
Retirement Benefits	Aids in attracting and retaining executive talent	Benefit	• 401(k) plan for all employees • Deferred compensation program in which NEOs and other senior management employees may participate
Perquisites	Aids in competitiveness of overall executive compensation program	Benefit	• Limited to use of Company leased vehicle for Executive Chairman and split-dollar life insurance benefits for CEO
COMPENSATION DECISIONS FOR FISCAL YEAR 2025
Details of the compensation payable to the NEOs for fiscal year 2025 are disclosed in the tables and related discussion that follow this CD&A.
Base Salaries
On November 13, 2024, taking into consideration the results of the most recent competitive market assessment from Pay Governance, as well as the individual’s performance, his or her roles and responsibilities, related experience in those roles, and long-term executive succession planning strategies, the Committee established annual base salaries for the NEOs for fiscal year 2025, which became effective January 1, 2025. The salary adjustments for Mr. Doar and Mr. Wright were intended to bring their respective base salaries more in line with market competitive ranges for their respective roles and responsibilities. The salary increase for other NEOs was generally in line with the average merit increase received by all Company employees. The following table sets forth the annual base salary of each NEO for fiscal year 2024 and for fiscal year 2025, as well as the percentage change between the two years:
	Fiscal Year 2024 Base Salary	Fiscal Year 2025 Base Salary	Percentage Change
Gregory S. Volovic	$659,812	$679,606	3%
Michael Doar	$414,221	$339,661	-18%
Sonja K. McClelland	$417,768	$430,301	3%
HaiQuynh Jamison	$230,160	$237,064	3%
Jonathon D. Wright	$301,530	$340,728	13%
As part of our comprehensive global cost-cutting program implemented to help offset the impact of lower sales volumes and address continued uncertainty in the cyclical machine tool market in fiscal year 2024, our NEOs voluntarily submitted to the Committee, and the Committee ultimately approved, a temporary reduction in all NEO base salaries. The reductions in NEO base salaries were 5% for each of Ms. Jamison and Mr. Wright, and 10% for each of Mr. Volovic, Mr. Doar, and Ms. McClelland, and were effective for the payroll period beginning April 22, 2024, through the payroll period ended on October 20, 2024. The table above does not reflect these voluntary reductions to fiscal 2024 base salary, but the reductions are reflected in the fiscal 2024 base salaries listed in the Summary Compensation Table that follows this CD&A.
Short-Term Incentive Compensation
On January 7, 2025, pursuant to the Hurco Companies, Inc. Cash Incentive Plan (the “Cash Incentive Plan”), which was approved by our shareholders on March 10, 2016, the Committee approved the short-term incentive compensation arrangement for fiscal year 2025 for all NEOs, with payout to occur thereunder in January 2026, if and to the extent the performance goals were attained during fiscal year 2025. Similar to fiscal year 2024, the Committee selected operating income margin and certain strategic objectives for the NEOs as the performance measures, with potential payouts weighted 70% on operating income margin and 30% on strategic objectives for each NEO.

Operating income margin was chosen as the primary performance metric because the Committee believes it continues to most directly correlate to our executives’ performance. An executive could earn a short-term incentive award due to success in achieving individual strategic objectives, even if performance fell below threshold on the operating income margin; however, the weighting of the two performance metrics encourages decisions that should benefit our overall profitability.
Further, the Committee provided that if the fiscal year 2025 operating income margin was zero or negative, then no amounts would be paid under the 2025 short-term incentive arrangement, even if all or a portion of the performance goals under the strategic objectives component were attained. Participants had the ability to earn between 50% of target for achieving threshold performance and 200% of target for achieving maximum performance for each metric.
The Committee established the target percentage by which the base salary of each NEO paid during fiscal year 2025 would be multiplied in order to determine the dollar amount payable to the NEO pursuant to the 2025 short-term incentive compensation arrangement. The target amount for each NEO is set forth below:
Target Amount of Fiscal Year 2025 Base Salary
Gregory S. Volovic	100%
Michael Doar	85%
Sonja K. McClelland	75%
HaiQuynh Jamison	40%
Jonathon D. Wright	50%
Operating Income Margin
In January 2025, the Committee established the following payout levels that would be associated with the degree to which the operating income margin was attained for fiscal year 2025, which were the same as those for fiscal year 2024:
Operating Income Margin	Threshold	Target	Exceeds	Maximum
Actual Results	3%	6%	8%	10%
Percentage Payout Level	50%	100%	150%	200%
Payout levels will be interpolated for results between 3% and 6%, 6% and 8%, and 8% and 10%.
In reaching its decision with respect to setting operating income margin threshold, target, exceeds, and maximum levels as set forth above, the Committee took into consideration the impact of macroeconomic factors on the Company’s business; the Company’s current projections, business plan, and strategic plan; anticipated prospective margin profiles for sales of products resulting from recent acquisitions of businesses; the negative operating profit recorded by the Company in recent periods; the desire to motivate and incentivize the NEOs to perform and return the Company to consistent levels of profitability; and similar permissible factors.
Strategic Objectives
In January 2025, the Committee also approved the strategic objectives set for each NEO and the associated payout levels for fiscal year 2025. Participants had the ability to earn between 50% and 200% of the target amount based on the overall achievement of the applicable 2025 strategic objectives. A summary of the strategic objectives approved by the Committee for each of the NEOs is as follows:
Gregory S. Volovic
•
Introduce new control technologies and software for the Milltronics and Hurco brands, rationalize and improve production planning processes and systems for all manufacturing locations, and improve overhead cost structure through reorganization and/or relocation of identified business units or international divisions.

•
Achieve 2025 business plan targets: cost efficiencies/reductions, continuous improvement strategies, alternative manufacturing technologies and sourcing. Provide leadership for targeted capital allocation strategies for acquisition opportunities, dividend policy, stock repurchase programs and investment in capital expenditures.

•
Develop and implement long-term manufacturing risk mitigation strategies and modify internal policies as needed to address global exposures to manufacturing, sourcing, and distribution as well as compliance with heightened export control rules associated with improved product quality and precision. Evaluate, build, and test identified alternative manufacturing strategies and technologies.

•
Evaluate succession planning strategies to identify the next generation of leadership, set goals for transition and training, assess pay and promotion, identify areas of improvement, and evaluate manufacturing and distribution targets.

•
Develop and evaluate potential OEM strategies and related business models for select brands or products. Evaluate distribution and sales channels for identified brands in select strategic markets and develop and implement alternative strategies where appropriate.

Michael Doar
•
Mentor and manage transitional activities of executive leadership team, assisting the CEO in evaluating management performance, capabilities, and skill set attritional risk. Evaluate and communicate the scope and milestones associated with the transition of the Executive Chairman role to non-executive Chairman of the Board.

•
Provide leadership for targeted capital allocation strategies for acquisition opportunities, dividend policy, stock repurchase programs, and investment in capital expenditures.

•
Facilitate the operations and deliberations of the Board to the satisfaction of the Board’s functions and responsibilities as determined by the Board. Evaluate continuous Board development and succession planning, performance of the CEO and executive management team, and diversity in demographics, background, experience, and skill sets for both the Board and management teams.

•
Review, develop, and implement appropriate shareholder outreach activities and practices.

•
Lead the Board and the executive management team on 2025 ESG initiatives and activities.

Sonja K. McClelland
•
Achieve 2025 business plan targets for sales, operating profit, net income, and manufacturing/production.

•
Execute 2025 business plan initiatives for working capital and cash flow: inventory reduction, cost control initiatives, DSO, DPO, and net assets per dollar of revenue. Execute on manufacturing, R&D, and other available tax incentives and grants for key technology and automation projects in available jurisdictions.

•
Evaluate and implement capital allocation strategies for acquisition opportunities, dividends, stock repurchase programs, and capital expenditures. Assess and implement strategies to fund growth initiatives involving sources and uses of cash flows, cost of capital, return on investment, and financing activities. Negotiate and renew global credit facilities.

•
Consider ongoing opportunities to increase shareholder awareness and enterprise value with formal and informal market communications strategies.

•
Promote long-term succession planning for the global finance function and implement organization leadership changes to promote multidisciplinary experience and retention of key middle and senior management talent.

HaiQuynh Jamison
•
Implement multi-year plan for global systems upgrade at identified international entities including service, quality, production, and warehousing solutions.

•
Assist the CFO with succession planning strategies to identify next generation of leadership, set goals for transition and training, assess pay and promotion, identify areas of improvement, and evaluate internal control and operation process efficiency.

•
Assess and implement necessary changes to simplify/streamline financial reporting processes on a monthly, quarterly, and annual basis, considering modifications and updates to reporting tools as needed and required to comply with changes in regulatory and statutory requirements.

•
Implement inventory and warehouse barcoding solutions for selected divisions or locations. Implement changes to ERP system to simplify processes and create efficiencies for the service team.

•
Crosstrain selected individuals in multidisciplinary verticals to assist in strategically critical projects and reporting or compliance functions.

Jonathon D. Wright
•
Evaluate global corporate and legal entity structuring and implement corporate reorganizations or restructurings as necessary.

•
Evaluate global corporate governance program, including governance documents and policies, and implement standardized global corporate governance structure accordingly across global entities.

•
Implement business unit and/or global policies and initiatives to support corporate strategy, risk management, and compliance programs. Evaluate intellectual property strategy, registration, and validation practices to optimize investments in registered intellectual property for technologies with high probability of commercialization that provide meaningful distinctive advantages in the marketplace.

•
Assist executive team in negotiation, documentation, and management of distribution channel and partners. Support executive management team in achievement of their strategic objectives by preparing and negotiating legal documentation to memorialize such strategies.

•
Assist in the evaluation of acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development.

Determinations
On January 6, 2026, the Committee determined the degree to which the operating income margin metric and the strategic objectives for fiscal year 2025 were attained, and the resulting payout level relative to the target amount for each metric. For fiscal year 2025, the Company’s operating income margin was below the threshold amount and, therefore, the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 0%.
Further, because fiscal year 2025 operating income margin was negative, no amounts were payable under the 2025 short-term incentive arrangement, even though the Committee determined that a portion of the performance goals under the strategic objectives component were attained.
Long-Term Incentive Compensation
Restricted Share and PSU Awards for Fiscal Years 2025 – 2027
On January 7, 2025, the Committee approved a long-term incentive compensation arrangement for the NEOs in the form of restricted shares and PSUs awarded under the Amended and Restated Hurco Companies, Inc. 2016 Equity Incentive Plan (the “2016 Plan). The awards were weighted as approximately 45% time-based vesting (in equal installments over three years) and approximately 55% performance-based vesting (at the end of a three-year period, to the extent certain performance metrics or criteria are satisfied). The three-year performance period for those awards is fiscal years 2025 – 2027.
In considering the structure of the long-term incentive compensation program for fiscal year 2025, the Committee focused on the mix of equity awards between time-based restricted shares and PSUs. Over the past few years, the long-term incentives had been allocated 25% to restricted shares and 75% to PSUs. The Committee considered that performance-based metrics can often result in lower or no payouts, particularly in a cyclical industry like ours. In particular, the Committee noted that the PSUs awarded to NEOs have not been earned above the target level in any of the last seven completed three-year performance periods, and that no PSUs were earned for two of the four most recently completed three-year performance periods (fiscal years 2018 – 2020 and fiscal years 2019 – 2021). Pay Governance also analyzed the mix of long-term equity awards of companies in the manufacturing industry, as well as companies in our peer group. They found that manufacturing companies average approximately 40% in time-based awards and our peer companies average approximately 45% in time-based awards.
After taking these considerations into account, the Committee determined to increase the time-based restricted stock portion of the long-term incentive awards to approximately 45%, with the remainder in PSUs, both to enhance the retention value of this compensation element and to more closely align with current market practice.
The Committee considered a variety of factors in determining the amount of the target long-term incentive compensation award to each NEO, including the results of the most recent competitive market assessment from Pay Governance for the executive role in question, the individual’s performance, his or her roles and responsibilities, related experience in those roles, and long-term executive succession planning strategies. After considering these factors, the Committee granted the awards of restricted shares and target number of PSUs to the NEOs effective as of January 7, 2025, as follows:

	Restricted Shares	PSUs – NI	PSUs – FCF
Gregory S. Volovic	28,394	18,930	15,775
Michael Doar	20,444	13,629	11,358
Sonja K. McClelland	17,036	11,357	9,465
HaiQuynh Jamison	4,543	3,028	2,524
Jonathon D. Wright	4,702	3,134	2,613
The following sets forth additional information about the PSUs — NI and the PSUs — FCF with performance periods of fiscal years 2025 – 2027, as well as the potential payout levels under both types of awards.
PSUs – NI	PSUs – FCF
Approximately 55% of PSU grant	Approximately 45% of PSU grant
Based on our average net income for the performance period, relative to pre-established goals.
Based on the achievement of pre-established goals related to our average free cash flow over the three-year period.
Free cash flow for any fiscal year in the performance period is defined as cash flow from operating activities (as reported in our audited financial statements for the period in question), minus capital expenditures (including software capitalization, since it represents a normal, recurring feature of our business).

Participants will have the ability to earn:
50% of the target number of shares for achieving threshold performance
100% of the target number of shares for achieving target performance
200% of the target number of shares for achieving maximum performance
Awards will be interpolated for results between threshold and target, and target and maximum.

In reaching its decision to select net income and free cash flow as the performance measures, the Committee considered a number of factors, including, among others, that:
•
net income remains a powerful, yet simple, metric of company profitability by concentrating crucial information into a single number;

•
net income for public companies is readily available through many third-party intermediary sources, which facilitates accountability by allowing investors to compare investments across sectors and industries and against alternative investments among peers;

•
as a measure of profitability, assuming appropriate thresholds are set, net income performance measures would generally avoid vesting and payment of awards in periods of sustained company unprofitability;

•
free cash flow may provide insight into how financially capable a company is at having quick access to cash in case of unexpected debts or obligations, which is particularly important to companies operating in cyclical industries like ours;

•
net income and free cash flow both align with our balanced approach to capital allocation strategy of prioritizing a strong balance sheet and liquidity position while recognizing the importance of accretive growth and returning value to shareholders through dividends and stock repurchases when appropriate; and

•
net income and free cash flow remain among some of the most popular performance measures for public company executive compensation arrangements and, therefore, are likely in line with market and shareholder expectations.

For all these reasons, the Committee believes that net income and free cash flow appropriately align executive compensation with Company and individual performance.
PSU Awards for Fiscal Years 2023 – 2025
On January 6, 2026, the Committee determined the degree to which the long-term incentive compensation arrangement approved for the fiscal years 2023 – 2025 performance period was attained, and the resulting payout level relative to the target amount for each metric.

The performance and payout standards for the PSUs — NI and PSUs — FCF for the fiscal years 2023 – 2025 performance period that were established by the Committee in 2023 are set forth immediately below:
PSUs – NI	Threshold	Target	Maximum
Performance Range	$5.0 Million	$10.0 Million	≥ $20.0 Million
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares
Awards will be interpolated on a straight-line basis between the percentile levels in the above table, but no amounts will be payable if the average net income is below the threshold level.
The PSUs designated as “PSUs — NI” were based on our average net income over the three-year period, relative to the pre-established threshold, target, and maximum payout levels. For fiscal years 2023 through 2025, the Company’s average net loss over the three-year period was $(9.1) million. As such and based on the applicable performance and payout standards noted above, the Committee determined that the resulting percentage payout level relative to the target amount for the fiscal years 2023 – 2025 PSUs — NI was 0%.
The performance and payout standards for the PSUs — FCF for the fiscal years 2023 – 2025 performance period that were established by the Committee in 2023 are set forth immediately below:
PSUs – FCF	Threshold	Target	Maximum
Performance Range	$5.0 Million	$10.0 Million	≥ $20.0 Million
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares
Awards will be interpolated on a straight-line basis between the average free cash flow levels in the above table, but no amounts will be payable if the average free cash flow is below the threshold level.
The PSUs designated as “PSUs — FCF” were based on the achievement of pre-established goals related to our average free cash flow over the three-year period. For fiscal years 2023 through 2025, the Company’s average free cash flow over the three-year period was $(1.2) million. As such and based on the applicable performance and payout standards previously noted, the Committee determined that the resulting percentage payout level relative to the target amount for the fiscal years 2023 – 2025 PSUs — FCF was 0%.
Based on these determinations, none of the following 2023 – 2025 PSUs were earned and vested:
	Target PSUs		Grant Date Fair Value $(1)	Actual PSUs		Vest Date Fair Value $
	NI	FCF		NI	FCF
Gregory S. Volovic	18,953	16,584	$937,466	—	—	$—
Michael Doar	13,646	11,940	$674,958	—	—	$—
Sonja K. McClelland	11,372	9,950	$562,474	—	—	$—
HaiQuynh Jamison	1,516	1,326	$74,972	—	—	$—
Jonathon D. Wright	1,516	1,326	$74,972	—	—	$—

(1)
Amounts related to target PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the PSUs were calculated using the closing sales price of our common stock on the grant date.

Other Compensation Matters
Employment Agreements
We have employment agreements with the following NEOs: Mr. Volovic, Mr. Doar, and Ms. McClelland. Information regarding these employment agreements is found in this section under the heading “Employment Agreements” on page 40. Under the heading “Potential Payments upon Termination” on page 42, we also estimate the benefits that we would have paid to any of our NEOs if their employment had terminated on October 31, 2025, under various scenarios.
The Committee believes that these agreements are an important part of the overall compensation arrangements for the applicable executives by helping to secure for us the continued employment and dedication of the executives (as well as certain noncompetition and other restrictive covenants), while simultaneously providing a reasonable amount of assurance of continued employment to them.
Stock Ownership Guidelines
Our Corporate Governance Principles include stock ownership guidelines for our executive officers and independent directors. The Committee is responsible for interpreting and reviewing compliance with the stock ownership guidelines as they relate to the executive officers. The Committee believes that the executive stock ownership guidelines align executives’ interests with those of shareholders through equity-based incentives and stock ownership guidelines that facilitate a culture of ownership.
The guidelines provide that the executive officers are expected to acquire and maintain ownership of shares of our common stock (including unvested restricted stock awards) having an aggregate market value that is at least equal to five times annual base salary for the CEO, three times annual base salary for the President, if separate from the CEO role, and two times annual base salary for the CFO and other executive officers.
The executive officers are expected to retain ownership of all net shares (shares of common stock acquired as a result of the exercise or vesting of equity incentive awards granted, reduced by any shares sold, tendered, or retained to pay exercise price or tax withholding requirements related to such awards) acquired with respect to awards granted under the Company’s equity incentive plans, until the requisite ownership has been achieved. If an executive officer fails to comply with the guidelines, the Committee may determine that such person is not eligible for awards under the Company’s equity incentive plan until such time as he or she is in compliance. Any shares of stock subject to pledges or security interests will not be considered as owned in determining compliance with the stock ownership guidelines.
Recoupment Policy
The Company also has in place the Hurco Companies, Inc. Compensation Recovery Policy (the “Recoupment Policy”). The Recoupment Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our executive officers, including our NEOs.
The Recoupment Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Recoupment Policy provides that promptly following such an accounting restatement, the Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Recoupment Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.
Notably, (1) under the Recoupment Policy, covered executives are required to reimburse the Company for all expenses reasonably incurred by the Company in recovering erroneously awarded compensation (including legal fees); and (2) under applicable equity award documents, covered executives explicitly consent, acknowledge, and agree that all equity awards received from the Company are subject to compensation recoupment policies of the Company in place from time to time, including the Recoupment Policy. A full copy of the Recoupment Policy is publicly available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.
Insider Trading Policy
We have an Insider Trading Policy that governs the purchase, sale and other disposition of the Company’s common stock by our directors, officers and employees and certain of their family members and related parties, that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, including applicable listing standards. The policy prohibits buying or selling the Company’s common stock while aware of material non-public information about the Company and from disclosing (i.e., “tipping”) such information to others.
Hedging Prohibitions
Our Insider Trading Policy also prohibits our executive officers and directors from hedging the economic risk of ownership of our common stock. More specifically, the Insider Trading Policy provides that such persons are prohibited from engaging in the following transactions with respect to Company securities:

•
purchasing Company securities on margin, holding any Company securities in a margin account, or otherwise pledging Company securities;

•
short sales of Company securities (selling securities not owned at the time of sale);

•
buying or selling put or call options or other derivative securities based on Company securities;

•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the Company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; and

•
engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.

These restrictions apply to all Company securities owned directly or indirectly by such covered persons, including Company securities owned by family members where such covered person is deemed to beneficially own such securities, and their respective designees. The restrictions, however, do not prevent any individuals from engaging in general portfolio diversification or investing in broad-based index funds.
COMPENSATION DECISIONS FOR FISCAL YEAR 2026
Base Salaries
On November 12, 2025, taking into consideration the results of the most recent competitive market assessment from Pay Governance, as well as the individual’s performance, his or her roles and responsibilities, related experience in those roles, and long-term executive succession planning strategies, the Committee established annual base salaries for all of our NEOs for fiscal year 2026, to become effective January 1, 2026. Mr. Doar did not receive a salary adjustment given his pending retirement from the position of Executive Chairman in March 2026. The salary increase for each of the other NEOs was generally in line with the average merit increase received by all U.S. based Company employees and benchmark statistics for similarly situated executives provided by Pay Governance.
The following table sets forth the annual base salary of each of the NEOs for 2025 and for 2026, as well as the percentage change between the two years:
	Fiscal Year 2025 Base Salary	Fiscal Year 2026 Base Salary	Percentage Change
Gregory S. Volovic	$679,606	$706,111	3.9%
Michael Doar(1)	$339,661	$339,661	0%
Sonja K. McClelland	$430,301	$447,083	3.9%
HaiQuynh Jamison	$237,064	$246,310	3.9%
Jonathon D. Wright	$340,728	$353,260	3.7%

(1)
As previously disclosed, Mr. Doar announced his retirement as Executive Chairman of the Board and an employee of the Company, effective on the date of the 2026 Annual Meeting. As such, he will no longer receive a base salary beginning on such date. If re-elected at the 2026 Annual Meeting, Mr. Doar will become the non-executive Chairman of the Board and receive (1) an annual cash stipend related to his role as non-executive Chairman during his 2026 – 2027 Board term equal to $75,000; (2) the annual baseline non-employee director cash fee equal to $45,000; and (3) the annual non-employee director equity award currently valued at approximately $80,000.

Short-Term Incentive Compensation
On January 6, 2026, pursuant to the Cash Incentive Plan, the Committee approved the short-term incentive compensation arrangement for fiscal year 2026 for all NEOs, other than Mr. Doar, with payout to occur thereunder in January 2027, if and to the extent the performance goals are attained during fiscal year 2026. Similar to fiscal year 2025, the Committee selected operating income margin and certain strategic objectives for the NEOs as the performance measures and retained the historical 70% and 30% respective payout weighting.
Following the end of fiscal year 2026, the Committee will determine the degree to which these performance measures were attained, and the resulting payout level relative to the target amount for each metric.

On January 6, 2026, the Committee awarded a one-time discretionary cash bonus to Mr. Doar in the amount of $56,280 for his interim service during fiscal 2026 prior to retirement. This bonus was not part of the arrangement under the Cash Incentive Plan described above.
Long-Term Incentive Compensation
On January 6, 2026, employing the methodology described above under “Elements of Compensation,” the Committee also determined the amount, terms, and conditions of the long-term incentive compensation arrangement for all NEOs for the performance period of fiscal years 2026 – 2028. The Committee decided to both (1) maintain the overall general allocation of award value between restricted shares (targeted at approximately 45% of long-term incentive compensation award value) and PSUs (targeted at approximately 55% of long-term incentive compensation award value) and (2) similar to the 2025 long-term incentive arrangement, tie the vesting and earning of the PSUs to the performance measures of net income and free cash flow, which are among the performance measures permitted by the 2016 Plan.
Effective January 6, 2026, the Committee granted the awards below of restricted shares and target number of PSUs to each of the NEOs, other than Mr. Doar. The restricted shares will vest in equal installments over three years and the three-year performance period for the PSUs will be fiscal years 2026 through 2028.
	Restricted Shares	PSUs – NI	PSUs – FCF
Gregory S. Volovic	34,530	23,020	19,184
Michael Doar(1)	—	—	—
Sonja K. McClelland	20,718	13,812	11,510
HaiQuynh Jamison	5,525	3,683	3,069
Jonathon D. Wright	5,718	3,812	3,177

(1)
As previously disclosed, Mr. Doar announced his retirement as Executive Chairman of the Board and an employee of the Company, effective on the date of the 2026 Annual Meeting. As such, the Committee determined not to grant the annual executive equity awards to Mr. Doar in fiscal 2026. If re-elected at the 2026 Annual Meeting, Mr. Doar will become the non-executive Chairman of the Board and receive (1) an annual cash stipend related to his role as non-executive Chairman during his 2026 – 2027 Board term equal to $75,000; (2) the annual baseline non-employee director cash fee equal to $45,000; and (3) the annual non-employee director equity award currently valued at approximately $80,000.

Report of the Compensation Committee
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for its 2025 fiscal year.
Timothy J. Gardner, Chairman
Jay C. Longbottom
Richard Porter
Assessment of Compensation-Related Risks
On an ongoing basis as part of our strategic business planning process, the NEOs and key senior management conduct an assessment of the current risks arising from our compensation policies and practices. This team reviews and discusses the characteristics and approval policies of compensation programs for all employees, including salaries, equity awards, and cash bonuses, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.
In November 2025, we reviewed and discussed all components of our compensation policies and practices with our Board as part of our business plan review and approval process. In addition, the Committee met separately to review the management team’s assessment of the risks that could arise from our compensation policies and practices. As part of their review, the Committee specifically considered factors that reduce the likelihood of excessive risk-taking, such as our overall compensation levels being competitive with the market, the balance between fixed components like salary and benefits, and short- and long-term incentive compensation. The Committee has discretion to adjust downward the amount of compensation that would otherwise be payable under the short-term incentive compensation program, which it could do if it determines that an executive caused the Company to incur unnecessary or excessive risk. The compensation mix of cash (salary and short-term incentive) and equity incentives align with the market and the Company’s peers and are linked to business performance. The short-term and long-term incentive plans are linked to specific formulas and have payout ceilings. The fiscal years 2025 and 2026 short-term incentive compensation arrangements also provide that no amounts will be paid under the strategic objectives component if our operating income margin is zero or negative. Our stock ownership guidelines link executives’ and non-employee directors’ interests to the interests of shareholders, and our Recoupment Policy provides for recovery of excess incentive compensation paid to executive officers in the event of financial restatements.
Based on such assessments, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Compensation Tables
The following table summarizes the compensation information for our named executive officers for each of the fiscal years ended October 31, 2025, 2024, and 2023:
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary $	Bonus $(1)	Stock Awards $(2)	Non-Equity Incentive Plan Compensation $(3)	All Other Compensation $(4)	Total $
Gregory S. Volovic President and Chief Executive Officer	2025	675,800	—	1,249,991	—	97,812	2,023,603
	2024	613,735	—	1,249,967	—	95,305	1,959,007
	2023	587,383	88,764	1,249,963	295,880	96,429	2,318,419
Michael Doar Executive Chairman	2025	354,000	—	899,988	—	50,113	1,304,101
	2024	400,437	—	899,954	—	72,611	1,373,002
	2023	453,848	57,406	899,954	191,353	86,803	1,689,364
Sonja K. McClelland Executive Vice President, Treasurer and Chief Financial Officer	2025	427,891	—	749,987	—	29,699	1,207,577
	2024	393,790	—	749,976	—	28,556	1,172,322
	2023	399,450	45,192	749,957	150,639	23,074	1,368,312
HaiQuynh Jamison Corporate Controller and Principal Accounting Officer	2025	235,737	—	199,982	—	13,462	449,181
	2024	220,529	—	99,964	—	12,134	332,627
	2023	208,077	11,025	99,954	36,750	16,584	372,390
Jonathon D. Wright General Counsel and Corporate Secretary	2025	332,602	—	206,996	—	18,475	558,073
	2024	286,428	—	149,956	—	16,020	452,405
	2023	256,008	15,732	99,954	52,440	20,867	445,001

(1)
For fiscal year 2023, represents discretionary cash bonuses awarded to each named executive officer.

(2)
Represents the grant date fair value of stock awards determined in accordance with ASC 718. The stock awards consist of restricted share awards and PSU awards. Amounts related to restricted share awards are calculated using the closing sales price of our common stock on the grant date. Amounts related to PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the PSUs are calculated using the closing sales price of our common stock on the grant date.

The following table presents the grant date fair value of the PSU awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:
			PSU Awards
	Fiscal Year of Grant	Performance Period	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
Gregory S. Volovic	2025	2025 – 2027	687,506	1,375,012
	2024	2024 – 2026	937,481	1,874,962
	2023	2023 – 2025	937,466	1,874,932
Michael Doar	2025	2025 – 2027	494,992	989,984
	2024	2024 – 2026	674,966	1,349,932
	2023	2023 – 2025	674,959	1,349,918
Sonja K. McClelland	2025	2025 – 2027	412,504	825,008
	2024	2024 – 2026	562,493	1,124,986
	2023	2023 – 2025	562,474	1,124,948

			PSU Awards
	Fiscal Year of Grant	Performance Period	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
HaiQuynh Jamison	2025	2025 – 2027	109,985	219,970
	2024	2024 – 2026	74,967	149,934
	2023	2023 – 2025	74,972	149,944
Jonathon D. Wright	2025	2025 – 2027	113,849	227,698
	2024	2024 – 2026	112,473	224,946
	2023	2023 – 2025	74,972	149,944

(3)
Represents amounts earned in the specified fiscal year and paid in the following fiscal year under the specified fiscal year’s short-term incentive compensation arrangement. See “Compensation Discussion and Analysis — Compensation Decisions for Fiscal Year 2025 — Short-Term Incentive Compensation” for additional information regarding the 2025 short-term incentive compensation arrangement.

(4)
The following table summarizes the information included in the “All Other Compensation” column in the Summary Compensation Table:

	Fiscal Year	Leased Auto ($)	Supplemental Disability Insurance ($)	Matching 401(k) Plan Contributions ($)	Life Insurance ($)	Total ($)
Gregory S. Volovic	2025	—	18,482	21,000	58,330	97,812
	2024	—	16,275	20,700	58,330	95,305
	2023	—	18,299	19,800	58,330	96,429
Michael Doar	2025	24,838	8,904	16,371	—	50,113
	2024	25,133	8,845	20,700	17,933	72,611
	2023	31,001	9,839	19,800	26,163	86,803
Sonja K. McClelland	2025	—	10,861	18,838	—	29,699
	2024	—	7,856	20,700	—	28,556
	2023	—	3,274	19,800	—	23,074
HaiQuynh Jamison	2025	—	380	13,082	—	13,462
	2024	—	340	11,794	—	12,134
	2023	—	340	16,244	—	16,584
Jonathon D. Wright	2025	—	380	18,095	—	18,475
	2024	—	340	15,680	—	16,020
	2023	—	340	20,527	—	20,867
The amounts shown in the Leased Auto column represent either the portion of the lease cost for automobiles leased by us allocable to an executive’s personal use of the automobile or the sum of a monthly car allowance that is added to an executive’s salary. For automobiles leased by us where the automobile is used for both business and personal purposes, the percentage of personal use is calculated and applied to the lease and operating expenses.
The Split-Dollar Life Insurance amounts represent a portion of the premium paid on insurance policies we own on the life of the employee. All cash contributions are returned to us upon employee separation or death of the insured. We pay the full amount of the premiums and are the beneficiary for a portion of the policies’ death benefit. By policy endorsement, the employee has the right to designate the beneficiary for the death benefit.

GRANTS OF PLAN-BASED AWARDS IN 2025
The following table provides information regarding awards related to the 2025 short-term incentive compensation arrangement (referred to as “2025 S-T Compensation” in the table), PSU awards, and restricted share awards granted during fiscal year 2025 to the named executive officers.
Name & Awards	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory S. Volovic
2025 S-T Compensation	1/7/25	339,803	679,606	1,359,212
2025 – 2027 PSU-NI	1/7/25				9,465	18,930	37,860		375,003
2025 – 2027 PSU-FCF	1/7/25				7,888	15,775	31,550		312,503
2025 – 2027 Restricted Shares	1/7/25							28,394	562,485
Michael Doar
2025 S-T Compensation	1/7/25	144,356	288,712	577,424
2025 – 2027 PSU-NI	1/7/25				6,815	13,629	27,258		269,990
2025 – 2027 PSU-FCF	1/7/25				5,679	11,358	22,716		225,002
2025 – 2027 Restricted Shares	1/7/25							20,444	404,996
Sonja K. McClelland
2025 S-T Compensation	1/7/25	161,363	322,726	645,452
2025 – 2027 PSU-NI	1/7/25				5,679	11,357	22,716		224,982
2025 – 2027 PSU-FCF	1/7/25				4,733	9,465	18,930		187,502
2025 – 2027 Restricted Shares	1/7/25							17,036	337,483
HaiQuynh Jamison
2025 S-T Compensation	1/7/25	47,413	94,826	189,652
2025 – 2027 PSU-NI	1/7/25				1,514	3,028	6,056		59,985
2025 – 2027 PSU-FCF	1/7/25				1,262	2,524	5,048		50,000
2025 – 2027 Restricted Shares	1/7/25							4,543	89,997
Jonathon D. Wright
2025 S-T Compensation	1/7/25	85,182	170,364	340,728
2025 – 2027 PSU-NI	1/7/25				1,567	3,134	6,268		62,085
2025 – 2027 PSU-FCF	1/7/25				1,307	2,613	5,226		51,764
2025 – 2027 Restricted Shares	1/7/25							4,702	93,147

(1)
Amounts represent the grant date fair value of the awards determined in accordance with ASC 718, calculated using $19.81, the closing price of our common stock as reported by Nasdaq on January 7, 2025, for the restricted shares and the PSUs. Amounts related to PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions.

Our named executive officers are eligible to participate in the 2016 Plan, which provides for equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards. Under the 2016 Plan, the Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. Prior to shareholder approval of the 2016 Plan, the named executive officers were eligible to participate in the Hurco Companies, Inc. 2008 Equity Incentive Plan (the “Prior Plan”). Upon shareholder approval of the 2016 Plan, no further awards have been or will be made under the Prior Plan.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
The following table summarizes the outstanding equity awards held by the named executive officers as of October 31, 2025.
	Stock Awards
	Time-Based Awards		Performance-Based Awards
Name and Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Gregory S. Volovic
01/03/23	3,951(2)	70,920
01/04/24	9,676(3)	173,684	21,771(5)	390,789
01/07/25	28,394(4)	509,672	17,352(6)	311,468
Michael Doar
01/03/23	2,845(2)	51,068
01/04/24	6,967(3)	125,058	15,675(5)	281,366
01/07/25	20,444(4)	366,970	12,493(6)	224,249
Sonja K. McClelland
01/03/23	2,371(2)	42,559
01/04/24	5,806(3)	104,218	13,063(5)	234,481
01/07/25	17,036(4)	305,796	10,411(6)	186,877
HaiQuynh Jamison
01/03/23	316(2)	5,672
01/04/24	774(3)	13,893	1,741(5)	31,251
01/07/25	4,543(4)	81,547	2,776(6)	49,829
Jonathon D. Wright
01/03/23	316(2)	5,672
01/04/24	1,161(3)	20,840	2,604(5)	46,742
01/07/25	4,702(4)	84,401	2,873(6)	51,570

(1)
Market value is calculated by multiplying the number of shares by $17.95, the closing price of our common stock as reported by Nasdaq on October 31, 2025, the last trading day of our 2025 fiscal year.

(2)
These restricted shares vested on January 3, 2026.

(3)
One-half of these restricted shares vested on January 4, 2026, and one-half will vest on January 4, 2027.

(4)
These restricted shares vest in thirds on each of the first, second, and third anniversary of the grant date, provided the recipient remains employed by the Company through that date.

(5)
Represents PSUs designated as “PSUs — NI” and “PSUs — FCF” that were granted in 2024 with a performance period of fiscal years 2024 – 2026. The PSUs shown represent the threshold number of PSUs that have not yet been earned. The actual number of PSUs that will be earned and will vest after the 2024 – 2026 three-year performance period will depend on the extent to which performance conditions related to the Company’s net income and free cash flow for the reference period are satisfied.

(6)
Represents PSUs designated as “PSUs — NI” and “PSUs — FCF” that were granted in 2025 with a performance period of fiscal years 2025 – 2027. The PSUs shown represent the threshold number of PSUs that have not yet been earned. The actual number of PSUs that will be earned and will vest after the 2025 – 2027 three-year performance period will depend on the extent to which the performance conditions outlined under “Compensation Discussion and Analysis — Compensation Decisions for Fiscal Year 2025 — Long-Term Incentive Compensation” are satisfied.

OPTION EXERCISES AND STOCK VESTED IN 2025
The following table provides information regarding stock awards held by the named executive officers that vested during fiscal year 2025. There were no stock options exercised by any of the named executive officers during fiscal year 2025.
	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory S. Volovic	11,537(2)	225,664
Michael Doar	8,801(3)	172,147
Sonja K. McClelland	7,334(4)	143,453
HaiQuynh Jamison	979(5)	19,150
Jonathon D. Wright	1,172(6)	22,925

(1)
Value realized is calculated (a) for the restricted shares that vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of vesting by the number of restricted shares that vested; and (b) for any PSUs that were earned and vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date that the Compensation Committee certified the number of PSUs earned and vested, by the number of PSUs that were earned and vested.

(2)
Reflects the vesting of 11,537 restricted shares, from which 3,656 shares were withheld for tax purposes. No PSUs were earned for the fiscal years 2023 – 2025 performance period that ended on October 31, 2025.

(3)
Reflects the vesting of 8,801 restricted shares, from which 2,931 shares were withheld for tax purposes. No PSUs were earned and vested for the fiscal years 2023 – 2025 performance period that ended on October 31, 2025.

(4)
Reflects the vesting of 7,334 restricted shares, from which 2,473 shares were withheld for tax purposes. No PSUs were earned and vested for the fiscal years 2023 – 2025 performance period that ended on October 31, 2025.

(5)
Reflects the vesting of 979 restricted shares, from which 334 shares were withheld for tax purposes. No PSUs were earned and vested for the fiscal years 2023 – 2025 performance period that ended on October 31, 2025.

(6)
Reflects the vesting of 1,172 restricted shares, from which 405 shares were withheld for tax purposes. No PSUs were earned and vested for the fiscal years 2023 – 2025 performance period that ended on October 31, 2025.

EQUITY COMPENSATION PLAN INFORMATION AT 2025 FISCAL YEAR END
The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans as of October 31, 2025.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(3)
Equity compensation plans approved by security holders	146,677	—	1,155,405
Equity compensation plans not approved by security holders	—	—	—
Total	146,677	—	1,155,405

(1)
Consists of PSUs granted under the 2016 Plan. On January 6, 2026, the Compensation Committee determined the payouts of performance-based awards for the performance period of fiscal years 2023 – 2025. See section titled “Earned PSU Awards for Fiscal Years 2023 – 2025” in the section titled “Compensation Decisions for Fiscal Year 2025 — Long-Term Incentive Compensation.” The number of PSUs included in these amounts consists of (a) zero PSUs with respect to the 2023 – 2025 PSUs, (b) the threshold number of shares which participants are eligible to receive if anticipated threshold performance metrics are fully achieved with respect to the fiscal years 2024 – 2026 PSUs, and (c) the target number of shares which participants are eligible to receive if anticipated target performance metrics are fully achieved with respect to the fiscal years 2025 – 2027 PSUs. The actual number of PSU-related shares that will be issued under the awards referenced in clauses (b) and (c) above depends on the performance over each applicable three-year performance period. The Company believes the use of threshold shares for performance-based awards with respect to fiscal years 2024 – 2026 PSUs and target shares for performance-based awards with respect to fiscal years 2025 – 2027 PSUs is a reasonable estimate, because achievement of higher payout levels relative to such performance-based awards is highly unlikely based upon the recent impact of certain macroeconomic factors and the corresponding Company results for such underlying performance periods to date. Although highly unlikely, if, instead, the awards referenced in clauses (b) and (c) above paid out at the maximum number of shares which participants are eligible to receive if applicable performance metrics are fully achieved with respect to such awards, the number of securities to be issued would, rather, be 403,078. Because achievement of such performance metrics relative to such PSU awards is highly unlikely, the Company believes that number likely overstates dilution.

(2)
PSUs do not have an exercise price and, therefore, there are no exercise prices to include in this column.

(3)
Consists of shares available for future issuance as stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards under the 2016 Plan, assuming threshold or target payouts under all performance and time-based equity awards granted under the 2016 Plan and remaining outstanding as of October 31, 2025 (as described in footnote 1 immediately above). The Company believes the use of threshold and target shares for fiscal years 2024 – 2026 PSUs and 2025 – 2027 PSUs, respectively, is a reasonable estimate in calculating the number of securities remaining available for future issuance under the 2016 Plan as of October 31, 2025, because achievement of higher payout levels relative to such performance-based awards is highly unlikely based upon the recent impact of certain macroeconomic factors and the corresponding Company results for such underlying performance periods to date. Indeed, as explained in footnote 1 above, because achieving a payout level exceeding threshold for performance awards subject to a performance period of fiscal years 2024 – 2026 and target for performance awards subject to a performance period of fiscal years 2025 – 2027 is highly unlikely, the Company believes the estimate included in the table assuming payouts for these awards at threshold or target, as applicable, level to be conservative. Although highly unlikely, if, instead, the awards referenced in footnote 1 above paid out at the maximum number of shares which participants are eligible to receive if applicable performance metrics are fully achieved with respect to such awards, an additional 256,402 shares would be paid out pursuant to such awards. In such a case, the number of shares referenced in the table as remaining available for grant would correspondingly be reduced by twice the additional amount referenced in the immediately preceding sentence, due to the 2016 Plan’s requirement that full value awards thereunder reduce the underlying share reserve by a 2:1 ratio. Because achievement of such performance metrics relative to such PSU awards is highly unlikely, the Company believes that number overstates dilution and that payouts for such awards at threshold or target share levels, as applicable, is a more reasonable estimate of securities remaining available for future issuance under the 2016 Plan.

NONQUALIFIED DEFERRED COMPENSATION IN 2025
For Mr. Volovic and Mr. Doar, the only two named executive officers participating in the nonqualified deferred compensation plan, the following table provides information regarding fiscal year 2025 executive contributions, fiscal year 2025 earnings, and aggregate balances as of October 31, 2025. There were no Company contributions or aggregate withdrawals or distributions in fiscal year 2025.
Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael Doar	21,240	306,562	2,229,125
Gregory S. Volovic	67,580	122,848	951,047
The amounts shown in the first column of this table are also included in the amounts shown in the “Salary” column of the Summary Compensation Table. All of the contributions by Mr. Doar and Mr. Volovic in fiscal year 2025 and prior fiscal years were reported in the Summary Compensation Table in fiscal year 2025 or prior fiscal years, as applicable. The aggregate balance shown includes earnings on such contributions.
The Hurco Companies, Inc. Deferred Compensation Plan II (the “DCPII”) is a nonqualified deferred compensation plan in which senior managers and other highly compensated employees are eligible to participate. A committee consisting of our CEO, CFO, and Director of Human Resources administers the DCPII. This committee is authorized to interpret the DCPII, establish, amend, and rescind any rules and regulations relating to the DCPII, determine the terms and provisions of any agreements made pursuant to the DCPII, and make all other determinations that may be necessary or advisable for the administration of the DCPII.
Eligible participants are able to defer between 2% and 50% percent of their base salary and up to 100% of their annual bonus less required and voluntary payroll deductions in a given plan year. Deferral elections are made by eligible executives in January of each year for amounts to be earned in the following year. The Board may declare a discretionary amount of matching credits for participants deferring compensation, up to a maximum of 6% of compensation. The Board has not awarded any such matching credits to Mr. Doar or Mr. Volovic.
Participants are 100% vested in all deferral and matching accounts under the DCPII at all times. Amounts deferred under the DCPII are credited with earnings at the rate of return generated by the Vanguard mutual fund investment options elected by the participants that are offered in our 401(k) plan. The earnings do not reflect any above-market or preferential rates of return. Participants may change their investment options under the DCPII at any time by contacting Vanguard. Account balances in the DCPII are payable at the election of the participant either in a single lump sum or in monthly, quarterly, or annual installments with a term of between two and ten years. Distributions under the DCPII will not commence prior to the expiration of a six-month period from the date of separation of service or the participant’s death, if earlier.

CEO Pay Ratio Disclosure
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, the following is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of the Company’s other employees, together with an explanation of the Company’s methodology in calculating the same.
For fiscal year 2025:
•
The annual total compensation of the Median Employee (as defined below) was $47,819 using the average of the applicable month-end exchange rates during our fiscal year, as published by The Wall Street Journal.

•
The annual total compensation of the Company’s CEO, as reported in the above Summary Compensation Table, was $2,023,603.

•
The ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the Company’s Median Employee, was reasonably estimated to be 42 to 1.

Because this pay ratio is a reasonable estimate, and because SEC rules allow companies to adopt a variety of methodologies and assumptions and to apply certain exclusions, the pay ratio reported by other companies may not be comparable to the pay ratio reported by the Company.
To identify the Company’s median employee for fiscal year 2025, the Company determined that the Company and its subsidiaries employed approximately 638 employees (excluding the CEO) as of an August 1, 2025, determination date (the “Non-CEO Employee Population”). The Company identified “annual cash compensation” as its consistently applied compensation measure. The Company defined the term “annual cash compensation” as gross amounts of cash compensation paid for the period beginning on January 1, 2024, and ending on December 31, 2024 (the “Measurement Period”), which included salary or hourly wages (including overtime pay), as applicable, plus sales commissions and cash bonuses. For permanent employees within the Non-CEO Employee Population employed by the Company or its subsidiaries for part but not all of the Measurement Period, the Company annualized their cash compensation paid. For permanent employees within the Non-CEO Employee Population employed by the Company or its subsidiaries as of the August 1, 2025, determination date but not employed during the Measurement Period, the Company applied an annual cash compensation equal to $0.
For non-U.S. employees, the annual cash compensation was converted into U.S. currency using the applicable exchange rates as of October 31, 2025, as reported by The Wall Street Journal. The Company did not apply any cost-of-living adjustments to non-U.S. employees. The Company then sorted the listing of the annual cash compensation of each employee in the Non-CEO Employee Population from lowest to highest and selected the employee at the median (the “Median Employee”). The Company calculated the Median Employee’s total annual compensation for fiscal year 2025 using the same rules that apply to reporting the compensation of our named executive officers in the “Total” column of the Summary Compensation Table listed previously.

Employment Agreements
In 2012, following approval by the Compensation Committee, we entered into employment agreements with each of Mr. Volovic, Mr. Doar and Ms. McClelland. The employment agreements terminated and superseded any previously existing employment-related engagements between the Company and such named executive officers. In November 2021, the Compensation Committee approved amendments to the employment agreements between the Company, on the one hand, and Mr. Doar and Mr. Volovic, respectively, to modify the respective severance benefits payable to them upon certain termination of employment events. The amendments to the severance periods set forth in Mr. Doar’s and Mr. Volovic’s employment agreements were based upon the Compensation Committee’s discussions with its independent compensation consultant and were intended to bring each of the executive’s relative severance benefits more in line with prevailing market practices for their new respective roles. The below description of the employment agreements is of the employment agreements as amended, as applicable. Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company.
The current term of employment under each of the employment agreements would end October 31, 2026, with automatic one-year extensions unless either party gives 60-days’ notice prior to the expiration of the then-current term. As previously disclosed, Mr. Doar announced his retirement as Executive Chairman of the Board and an employee of the Company, effective on the date of the 2026 Annual Meeting. As such, Mr. Doar’s employment agreement will terminate on the date of the 2026 Annual Meeting.
The employment agreements provide for a minimum base salary, subject to increase or decrease at the discretion of the Company, and a discretionary annual cash bonus. The employment agreements provide that each of the named executive officers is eligible to participate in any employee benefit plans and programs generally made available to our employees.
Each of the employment agreements provides that, if the Company terminates the executive’s employment without Cause (as defined in the employment agreements and described in the footnotes to the Potential Payments upon Termination table set forth below) or he or she resigns for Good Reason (as defined in the employment agreements and described in the footnotes to the Potential Payments upon Termination table set forth below) prior to a Change in Control (as defined in the employment agreements and described in the footnotes to the Potential Payments upon Termination table set forth below), then he or she will be entitled to the following severance payments: (1) in the form of a salary continuation benefit at his or her base salary then in effect for a period of 12 months for Mr. Volovic and nine months for each of Mr. Doar and Ms. McClelland; (2) an additional monthly amount during the severance period equal to 1/12 of the average of the executive’s annual cash bonuses for the preceding three years; and (3) an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. In order to receive any of the severance payments, the executive must execute a release satisfactory to the Company. If an executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, then the executive will be entitled to the severance amounts disclosed in the first sentence of this paragraph for a period of 24 months for Mr. Volovic and 18 months for each of Mr. Doar and Ms. McClelland. In the event of termination of the executive’s employment by reason of death, disability, retirement, termination by the Company for Cause, or termination by the executive for any reason other than Good Reason or for no reason, he or she is entitled to his or her base salary and benefits through the date of termination of employment.
The employment agreements contain certain restrictive covenants prohibiting the executive from competing with the Company, selling products to certain customers, and hiring certain employees for certain periods after termination of employment. The employment agreements also contain provisions protecting our intellectual property and confidential information.

Equity Awards
There are no stock options currently outstanding held by the named executive officers issued under the Prior Plan or the 2016 Plan.
All currently outstanding restricted shares and PSUs held by the named executive officers were granted under the 2016 Plan. Under the 2016 Plan, a named executive officer’s rights with respect to unvested restricted shares or PSUs will terminate if the executive ceases continuous service for any reason, except in the event of an involuntary termination without cause within 18 months after a change in control that involves (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company (a “Corporate Transaction”). If in connection with a change in control that involves a Corporate Transaction, an executive’s restricted shares and PSUs are not continued, assumed, or replaced, or if an executive’s awards are continued, assumed, or replaced and the executive is involuntarily terminated without cause within 18 months after the Corporate Transaction, unvested restricted shares will vest in full, and unvested PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. Alternatively, if an executive’s restricted shares or PSUs are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, the Compensation Committee may provide for the cancellation of the award in exchange for payment to the executive of the amount of consideration that would have been received in the transaction for the number of shares subject to the award.
As previously disclosed, Mr. Doar announced his retirement as Executive Chairman of the Board and an employee of the Company, effective on the date of the 2026 Annual Meeting. If re-elected as a director at the 2026 Annual Meeting, Mr. Doar will become the non-executive Chairman of the Board. As a result of Mr. Doar continuing in a service provider capacity with the Company as a non-employee director, he will retain his outstanding equity awards, and they will continue in accordance with their terms.
In addition, in the event of a change in control that does not involve a Corporate Transaction, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to unvested restricted shares and PSUs, which may include providing for the cancellation of any award in exchange for payment to the executive of the amount of consideration that would have been received in the change in control for the number of shares subject to the award or making adjustments to any award to reflect the change in control, including the acceleration of vesting in full or in part.

Potential Payments upon Termination
	Resignation ($)	Death ($)	Disability ($)(1)	Retirement ($)	Termination Without Cause or by Executive for Good Reason Prior to a Change in Control ($)(2)	Termination For Cause ($)(2)	Certain Terminations Within Specified Period After Change in Control or Equity Awards Not Assumed ($)(2)
Gregory S. Volovic
Severance Pay(3)	—	—	—	—	804,014	—	1,608,028
Deferred Compensation(4)	951,047	951,047	951,047	951,047	951,047	951,047	951,047
Restricted Shares(5)	—	—	—	—	—	—	754,277
PSUs(6)	—	—	—	—	—	—	729,245
Health Care Coverage(7)	—	—	635,453	—	46,215	—	92,430
Life Insurance(8)	—	1,778,347	—	—	—	—	—
Total	951,047	2,729,394	1,586,500	951,047	1,801,276	951,047	4,135,027
Michael Doar
Severance Pay(9)	—	—	—	—	327,689	—	655,378
Deferred Compensation(4)	2,229,125	2,229,125	2,229,125	2,229,125	2,229,125	2,229,125	2,229,125
Restricted Shares(5)	—	—	—	—	—	—	543,095
PSUs(6)	—	—	—	—	—	—	525,041
Health Care Coverage(7)	—	—	361,831	—	34,614	—	51,921
Life Insurance(10)	—	870,000	—	—	—	—	—
Total	2,229,125	3,099,125	2,590,956	2,229,125	2,591,428	2,229,125	4,004,560
Sonja K. McClelland
Severance Pay(9)	—	—	—	—	369,876	—	739,752
Restricted Shares(5)	—	—	—	—	—	—	452,574
PSUs(6)	—	—	—	—	—	—	437,549
Health Care Coverage(7)	—	—	392,121	—	48,128	—	72,192
Life Insurance(11)	—	400,000	—	—	—	—	—
Total	—	400,000	392,121	—	418,004	—	1,702,067
HaiQuynh Jamison
Severance Pay(9)	—	—	—	—	54,401	—	54,401
Restricted Shares(5)	—	—	—	—	—	—	101,112
PSUs(6)	—	—	—	—	—	—	74,764
Health Care Coverage(7)	—	—	178,532	—	—	—	—
Life Insurance(11)	—	236,000	—	—	—	—	—
Total	—	236,000	178,532	—	54,401	—	230,277
Jonathon D. Wright
Severance Pay(9)	—	—	—	—	38,445	—	38,445
Restricted Shares(5)	—	—	—	—	—	—	110,913
PSUs(6)	—	—	—	—	—	—	96,869
Health Care Coverage(7)	—	—	230,364	—	—	—	—
Life Insurance(11)	—	333,000	—	—	—	—	—
Total	—	333,000	230,364	—	38,445	—	246,227

(1)
“Disability” giving rise to the Company’s right to terminate the employment agreements in question would exist (a) when the executive is deemed disabled and entitled to benefits in accordance with any Company-provided long-term disability insurance policy or plan, if any is applicable, covering the executive; (b) upon the inability of the executive, because of injury, illness, disease or bodily or mental infirmity, to perform, with or without reasonable accommodation, the essential functions of the executive’s job for more than 90 days during any period of 12 consecutive months; or (c) upon the written determination by a physician selected by the Company that, because of an injury, illness, disease, or bodily or mental infirmity, the executive is unable to perform, with or without reasonable accommodation, the essential functions of the executive’s job, and, as of the date of determination, such condition is reasonably expected to last for a period of 90 days or longer after the date of determination, based on the medical information reasonably available to such physician at the time of determination.
(2)
“Cause” for the Company’s termination of the employment agreement would exist if the executive (a) is convicted of, or pleads no contest to, a felony, (b) engages in fraudulent or dishonest conduct, (c) fails to follow the lawful instructions of a superior or the Company’s Board of Directors, (d) breaches the terms of the employment agreement, (e) violates written policies or procedures, (f) engages in willful misconduct, or (g) misuses alcohol or drugs. “Good Reason” for the executive’s termination of the employment agreement would exist if the Company (a) fails to automatically extend the term of the employment agreement, (b) decreases the executive’s base salary by more than 5% a year unless the decrease is part of a broader cost reduction (and in the case of Mr. Doar, unless such reduction exceeding 5% is in connection with his transition to the Executive Chairman or a different role with the Company), (c) demotes the executive or assigns duties that are inconsistent with the executive’s position, (d) eliminates or materially reduces employee benefits other than as part of a broader cost reduction, (e) requires the executive to relocate more than 30 miles from the Company office at which the executive was based immediately prior to such relocation, (f) materially breaches any material term of the employment agreement, or (g) fails to have the employment agreement assumed as part of a merger or sale of the Company. There are notice and cure provisions with respect to certain grounds for termination for Cause or Good Reason. “Change in Control” means (a) the acquisition of 25% or more of the voting securities of the Company, (b) a majority of the directors of the Company being elected who were not approved by a majority of the persons who were previously serving as directors, or (c) a merger, other reorganization or liquidation involving the Company or a sale of substantially all of the assets of the Company, unless (i) the Company’s shareholders would own 55% or more of the voting power of the successor entity, (ii) no individual person would own 25% or more of the successor entity and (iii) a majority of the directors of the successor entity were directors of the Company. Although Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company, they would potentially remain eligible for severance pay under the Company’s severance pay policy eligible to all employees, which is based on the length of continuous service and annual wage at the time of termination.

(3)
If the Company terminates Mr. Volovic’s employment without Cause or he resigns for Good Reason prior to a Change in Control, then he will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of 12 months; an additional monthly amount during the severance period equal to 1/12 of the average of his annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If Mr. Volovic’s employment is terminated by the Company without Cause or by him for Good Reason within 12 months following a Change in Control, then he will be entitled to the severance amounts disclosed in the preceding sentence for a period of 24 months.

(4)
Amounts can be paid in lump sum distribution or installments depending on the participant’s election.

(5)
Reflects the value of unvested restricted shares that would vest as a result of the specified termination event occurring as of October 31, 2025, using the closing price of $17.95 per share on that date. A participant’s rights with respect to the unvested portion of the restricted shares will terminate if a participant ceases continuous service for any reason, except in the event of an involuntary termination without cause within 18 months after a change in control that involves a Corporate Transaction. Generally, if a participant is involuntarily terminated without cause within 18 months after such a change in control, unvested restricted shares will vest in full. Further, if a participant’s unvested restricted shares are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, such unvested restricted shares will vest in full.

(6)
Reflects the value of unvested PSUs that would vest as a result of the specified termination event occurring as of October 31, 2025, using the closing price of $17.95 per share on that date. A participant’s rights with respect to unvested PSUs will terminate if a participant ceases continuous service for any reason, except in the event of an involuntarily termination without cause within 18 months after a change in control that involves a Corporate Transaction. Generally, if a participant is involuntarily terminated without cause within 18 months after such a change in control, unvested PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. Further, if a participant’s unvested PSUs are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, such PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.

(7)
“Health Care Coverage” includes the following: (a) in the event of a termination due to Disability, payments and the market value of any supplemental disability insurance or plans to which the executive would have been entitled, if such termination occurred on October 31, 2025, and that either discriminate in scope, terms or operation, in favor of the executive, or that are not generally otherwise available to all salaried employees; and (b) in the event of a termination by the Company without Cause or by the executive for Good Reason, an amount equal to 140% of the “COBRA Premium Rate” during the applicable “Severance Period.” For purposes of the foregoing, (y) the term “COBRA Premium Rate” means the monthly amount charged, as of the termination date, for COBRA continuation coverage options and coverage levels applicable to the executive and the executive’s covered dependents immediately prior to the termination date; and (z) the term “Severance Period” means (i) with respect to a termination without Cause by the Company or by the executive for Good Reason, a period of nine months after employment termination for Mr. Doar and Ms. McClelland and a period of 12 months for Mr. Volovic; and (ii) with respect to a termination without Cause by the Company or by the executive for Good Reason within 12 months after a Change in Control, a period of 18 months for Mr. Doar and Ms. McClelland and a period of 24 months for Mr. Volovic.

(8)
Amount includes $2,000,000 maximum benefit for term life and accidental death insurance policies, less cumulative premiums paid by the Company.

(9)
If the Company terminates the executive’s employment without Cause or he or she resigns for Good Reason prior to a Change in Control, then he or she will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of nine months; an additional monthly amount during the severance period equal to 1/12 of the average of the executive’s annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, then he or she will be entitled to the severance amounts disclosed in the preceding sentence for a period of 18 months. Although Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company, they would potentially remain eligible for severance pay under the Company’s severance pay policy eligible to all employees, which is based on the length of continuous service and annual wage at the time of termination.

(10)
Amount includes $870,000 maximum benefit for term life and accidental death insurance policies.

(11)
Amounts include life insurance of one-time annual salary, rounded to the nearest thousand, up to a maximum annual salary of $400,000 under accidental death insurance policy.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (collectively, the “PvP Rule”), we are providing certain information about the relationship between compensation paid to our NEOs and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC. For information concerning the Compensation Committee’s pay-for-performance philosophy and how it aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.
As a qualified “smaller reporting company” under the SEC’s rules, we have elected to provide the level of disclosure permitted under Item 402(v) of Regulation S-K applicable to “smaller reporting companies” with respect to this Pay Versus Performance section. Parenthetical letter references in the table below correlate to column letters or names referenced directly in the PvP Rule.
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on:
					Total Shareholder Return	Net Income (Loss) ($ millions)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2025	$2,023,603	$1,051,592	$879,733	$494,306	$80.90	$(15.1)
2024	$1,959,007	$813,504	$832,589	$406,920	$94.69	$(16.6)
2023	$2,318,419	$1,625,725	$968,767	$680,771	$88.74	$4.4

(1)
Mr. Volovic served as our principal executive officer (“PEO”) for the full fiscal year in each of 2025, 2024, and 2023. Our other NEOs (the “Non-PEO NEOs”) for fiscal years 2025, 2024, and 2023 were Messrs. Doar and Wright and Mses. McClelland and Jamison.

(2)
The following amounts were deducted from / added to the Summary Compensation Table (“SCT”) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (“CAP”) to our PEO and the average CAP to our Non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

PEO SCT Total to CAP Reconciliation
Fiscal Year	2023	2024	2025
SCT Total	$2,318,419	$1,959,007	$2,023,603
− Grant Date Fair Value of Stock Awards Granted in Covered Fiscal Year	$(1,249,963)	$(1,249,967)	$(1,249,991)
+ Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	$912,834	$731,862	$775,799
± Change in Fair Value from End of Prior Fiscal Year to End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(405,237)	$(660,504)	$(468,613)
± Fair Value at Vesting Date of Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$0	$0	$0
± Change in Fair Value from End of Prior Fiscal Year to Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$36,298	$29,918	$(29,206)
− Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$0	$0	$0
+ Dividends or Other Earnings Paid on Stock Awards in the Covered Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Covered Fiscal Year	$13,374	$3,188	$0
Compensation Actually Paid	$1,625,725	$813,504	$1,051,592
Non-PEO NEO Average SCT Total to Average CAP Reconciliation
Fiscal Year	2023	2024	2025
SCT Total	$968,767	$832,589	$879,733
− Grant Date Fair Value of Stock Awards Granted in Covered Fiscal Year	$(462,455)	$(474,963)	$(514,238)
+ Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	$337,724	$278,073	$319,151
± Change in Fair Value from End of Prior Fiscal Year to End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(189,375)	$(243,685)	$(177,941)
± Fair Value at Vesting Date of Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$0	$0	$0
± Change in Fair Value from End of Prior Fiscal Year to Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$20,495	$13,597	$(12,399)
− Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$0	$0	$0
+ Dividends or Other Earnings Paid on Stock Awards in the Covered Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Covered Fiscal Year	$5,615	$1,309	$0
Compensation Actually Paid	$680,771	$406,920	$494,306

Charts of CAP Versus Performance Metrics
The chart below illustrates the relationship between the PEO and the average Non-PEO NEO CAP amounts and the Company’s cumulative TSR for fiscal years 2023, 2024 and 2025.
The chart below illustrates the relationship between the PEO and the Non-PEO NEO CAP amounts and the Company’s net income (loss) for fiscal years 2023, 2024 and 2025.
Notably, several of the NEOs received significant market-based increases to their respective fiscal 2023, 2024 and 2025 compensation arrangements to bring their overall target and actual paid compensation more in line with market competitive ranges for their respective roles and responsibilities, some of which were still transitory pursuant to promotions effective in 2021. In other words, a portion of the NEOs’ increase in CAP reflected in the charts above was intended to be effective regardless of Company performance to address market competitiveness (or lack thereof) of target NEO compensation in certain cases. The charts above describing the NEOs’ CAP reflect, and are inclusive of, such market-based increases. The Compensation Committee continues to believe that the executive compensation actually paid by the Company is strongly aligned with Company performance.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of January 9, 2026, regarding beneficial ownership of our common stock held by each director, director nominee, and named executive officer; by all current directors and executive officers as a group; and by all persons who are known to be beneficial owners of more than 5% of our common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted. The percentage ownership amounts are calculated using the number of shares of our common stock outstanding on January 9, 2026.
Directors, Director Nominees and Officers
	Shares Owned	% Ownership
Michael Doar	217,182(2)	3.3%
Cynthia Dubin	19,617(1)	*
Timothy Gardner	22,784(1)	*
Jay C. Longbottom	25,392(1)	*
Richard Porter	19,864(1)	*
Benjamin Rashleger	4,978(1)	*
Janaki Sivanesan	37,383(3)	*
Gregory S. Volovic	161,277(4)	2.4%
Sonja K. McClelland	117,525(5)	1.8%
HaiQuynh Jamison	15,369(6)	*
Jonathon D. Wright	15,190(7)	*
Current executive officers and directors as a group (11 persons)	656,561	9.9%
Other Beneficial Owners
Name and Address
Brandes Investment Partners, L.P.
4275 Executive Square, 5th Floor, La Jolla, California 92037	494,441(8)	7.4%
Acuitas Investments, LLC
520 Pike Street, Suite 1221, Seattle, Washington, 98101	423,287(9)	6.4%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One, Austin, TX 78746	397,705(10)	6.0%
Carl K. Oppenheimer
119 West 57th Street, Suite 1515, New York, New York 10019	395,988(11)	6.0%

*
Less than one (1) percent.

(1)
Includes 4,978 unvested shares of restricted stock.

(2)
Includes 17,114 unvested shares of restricted stock.

(3)
Includes 4,978 unvested shares of restricted stock and 734 shares held by immediate family members of Ms. Sivanesan.

(4)
Includes 58,298 unvested shares of restricted stock.

(5)
Includes 34,979 unvested shares of restricted stock.

(6)
Includes 8,941 unvested shares of restricted stock.

(7)
Includes 9,434 unvested shares of restricted stock.

(8)
Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on November 12, 2025.

(9)
Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on November 7, 2024.

(10)
Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on October 9, 2025.

(11)
Based solely on information supplied on Schedule 13G filed with the SEC on November 14, 2025 by the following reporting persons: P. Oppenheimer Investment Partnership, LP, Oppenheimer + Close, LLC, Oppvest, LLC and Carl K. Oppenheimer. Oppvest, LLC (“Oppvest”), in its capacity as General Partner of P. Oppenheimer Investment Partnership, LP (“OIP”), may be deemed a beneficial owner of the 256,161 shares held by OIP. Mr. Carl K. Oppenheimer, as managing member of Oppvest and Oppenheimer + Close, LLC (“O+C”), may be deemed the beneficial owner of 395,988 shares. The reporting persons reported the following ownership types: OIP: 256,161 (sole voting power, sole dispositive power and aggregate ownership); O+C: 34,311 (sole voting power and sole dispositive power) and 139,827 (aggregate ownership); Oppvest: 256,161 (sole voting power, sole dispositive power and aggregate ownership); and Mr. Oppenheimer: 290,472 (sole voting power and sole dispositive power) and 395,988 (aggregate ownership).

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending October 31, 2026. The Board is submitting the appointment of Deloitte for ratification to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of Deloitte are expected to be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026.
Audit and Non-Audit Fees
The following table sets forth fees paid to Deloitte for the services provided during the fiscal years ended October 31, 2025 and 2024:
	Fiscal Year 2025	Fiscal Year 2024
Audit Fees(1)	$1,415,000	$1,350,000
Audit-Related Fees(2)	35,000	—
Tax Fees(3)	260,000	120,000
All Other Fees(4)	—	—
TOTAL	$1,710,000	$1,470,000

(1)
Represents fees for professional services provided in connection with the audit of annual financial statements, the review of quarterly financial statements, and the audit of internal controls over financial reporting.

(2)
Represents fees for employee benefit plan audits.

(3)
Represents fees for services provided in connection with tax compliance and tax planning.

(4)
Represents fees for other non-audit services.

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal years 2025 and 2024, all of the fees reported above as Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining the independence of our independent registered public accounting firm for that period.

REPORT OF THE AUDIT COMMITTEE
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal auditors, and the independent auditors.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2025, with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte the independence of that firm.
The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, for filing with the SEC.
Janaki Sivanesan, Chairperson
Cynthia Dubin
Benjamin Rashleger

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING
AND VOTING
Who is entitled to vote at the meeting and what are my voting rights?
Shareholders of record as of the close of business on the record date of January 16, 2026, are entitled to vote at the 2026 Annual Meeting or any adjournments thereof. As of that date, there were 6,619,673 shares of our common stock outstanding and entitled to vote at the 2026 Annual Meeting. Holders of our common stock as of the record date are entitled to one vote per share with respect to each matter submitted to a vote of the shareholders. There is no cumulative voting on election of directors or any other matter.
How many shares must be present to hold the meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the 2026 Annual Meeting is necessary to constitute a quorum for the transaction of business.
What proposals will be voted on at the meeting, and what is the vote required to approve each proposal?
There are three proposals to be considered at the meeting. To approve each of the proposals, the following votes are required from the holders of voting shares. Except as set forth below, abstentions and broker non-votes will not count as votes cast on the proposals and will not affect the outcome of the votes:
Proposal		Vote Required
1	Election of eight directors to serve until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualify
The election of director nominees will be determined by a plurality of the shares voting on such election, which means that the director nominees receiving the most FOR votes will be elected up to the maximum number of directors to be elected at the 2026 Annual Meeting.

2	An advisory vote to approve the compensation paid to our named executive officers, also referred to as the “say-on-pay” vote	More votes are cast FOR than AGAINST.
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026	More votes are cast FOR than AGAINST.
With respect to the election of directors, although there is a plurality voting standard, our By-laws provide that in an uncontested election, any incumbent director nominee who does not receive more FOR votes than WITHHOLD votes must tender his or her resignation as a director to the Board, subject to acceptance by the Board. The Nominating and Governance Committee of the Board will consider any resignation tendered under this policy and will recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the shareholder director election at issue, and will promptly issue a press release regarding its decision. If the resignation is not accepted, the director shall continue to serve until the 2027 Annual Meeting of Shareholders and until his or her successor has been elected and qualified, or unless he or she is removed, resigns, dies, or becomes so incapacitated he or she can no longer perform any of his or her duties as a director.
How are votes counted?
All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with the instructions of the voting shareholders.
Brokers are not entitled to exercise discretion to vote shares on any of the matters to be voted on at the meeting other than the ratification of the appointment of the auditor, unless the shareholder gives voting instructions to the broker. Accordingly, if you hold your shares in “street name” and wish your shares to be voted by your broker on the election of directors or the say-on-pay vote, you must give your broker voting instructions.
How can I vote my shares without attending the meeting?
Whether you hold your shares directly as a registered shareholder or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you can vote your shares by granting a proxy via the Internet, over the telephone, or by mailing your signed proxy card. If you hold your shares in street name, your broker, bank, or other nominee will provide you with materials and instructions on voting your shares.
How do I vote my shares at the meeting?
Proof of stock ownership and some form of government-issued, photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned our common stock as of the close of business on January 16, 2026, are entitled to attend the meeting.
•
If you are a shareholder of record, you must bring some form of government-issued, photo identification to be admitted to the meeting. You may vote your shares in person at the meeting by completing a ballot at the meeting.

•
If your shares are held in street name, you must request a legal proxy from your broker, bank, or other nominee that holds your shares. If you do not obtain a legal proxy from your broker, bank, or other nominee, you will not be entitled to vote your shares at the meeting, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on January 16, 2026.

Even if you currently plan to attend the 2026 Annual Meeting, we recommend that you vote by proxy in advance of the meeting, either via the Internet, by telephone, or by mail, so that your vote will be counted if you later decide not to, or cannot, attend the meeting.
What can I do if I change my mind after I submit my proxy?
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Corporate Secretary, (2) timely submitting a later-dated proxy via the Internet, by telephone, or by mail, or (3) attending the meeting and voting in person.
If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank, or other nominee holder. In the alternative, you may vote at the 2026 Annual Meeting if you have obtained a legal proxy issued by your broker, bank, or other nominee as described above.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
•
FOR the election of the eight nominees as directors.

•
FOR the say-on-pay vote.

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026.

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares according to the Board’s recommendations above.
What is the effect of the say-on-pay vote?
The say-on-pay vote is advisory and not binding on the Company, the Board, or the Compensation Committee. We could, if the Board or the Compensation Committee concluded it was in our best interests to do so, choose not to follow or implement the outcome of the say-on-pay vote. However, as was the case with the results of the say-on-pay vote at prior Annual Meetings of Shareholders, we expect that the Compensation Committee and the Board will consider the outcome of the votes when making future compensation decisions for our named executive officers.
What happens if additional matters are presented at the 2026 Annual Meeting?
We know of no other matters other than the items of business described in this proxy statement that will be presented at the 2026 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our By-Laws.
Who will count the votes?
Our Corporate Secretary will count the votes.

Can I review the list of shareholders entitled to vote at the meeting?
A list of shareholders entitled to vote at the meeting will be available for inspection by shareholders of record at the meeting, and for five business days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our offices at 1 Technology Way, Indianapolis, Indiana 46268. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.
Who pays for the cost of proxy preparation and solicitation?
We will pay the cost of preparing, assembling, and mailing this proxy statement and form of proxy. We will also request that banks, brokers, and other holders of record send the proxy materials to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so.
Is this proxy statement the only way that proxies are being solicited?
Our directors, officers, and other employees may also solicit proxies personally by telephone, facsimile, electronic mail, personal contact, or otherwise. They will not be specifically compensated for doing so.
Can I receive future proxy statements and annual reports electronically?
Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports, and other shareholder communications by following the instructions on the proxy card to vote using the Internet and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also contact our Transfer Agent, Computershare Investor Services, by calling (781) 575-2798 or toll-free at (877) 282-1169, or by writing regular mail to: Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006. If your shares are held beneficially in street name, please contact your bank, broker, or other nominee, and ask about the availability of electronic delivery.
Are you planning on making the proxy materials only available by Internet this year, unless paper copies are requested?
No. Although many public companies mail a notice to their shareholders so they can provide proxy materials through the Internet, we have elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all our shareholders, unless otherwise previously requested by the shareholder. Our proxy materials and Annual Report on Form 10-K are also available via the Internet at www.hurco.com/proxymaterials. We may decide not to use the “full set delivery” option in the future; however, you will still have the right to request a free set of proxy materials by mail.

SHAREHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING
The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2027 Annual Meeting of Shareholders is September 30, 2026.
Our By-Laws provide that shareholders are required to give us advance notice of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought by a shareholder before an Annual Meeting of Shareholders, the shareholder must give timely written notice thereof to our Corporate Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than sixty days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. These procedures apply to any matter other than nomination of directors that a shareholder wishes to raise at the 2027 Annual Meeting of Shareholders, including those matters raised pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC.
Shareholders who wish to nominate a candidate for election as a director without the recommendation of the Nominating and Governance Committee must provide timely written notice thereof to our Corporate Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received by dates explained in the preceding paragraph with respect to shareholder proposals. In addition, the notice must contain additional information concerning the shareholder, the nominee, and any “Shareholder Associated Person,” the nominee’s consent to the nomination, an executed questionnaire in a form signed by our directors, nominees and representatives, and an agreement establishing that there is no undisclosed understanding with respect to the nominee’s conduct as a director.
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2027 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 11, 2027.
Any shareholder proposals or nominations that do not meet the previously noted requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal or nominee. A copy of our By-Laws is available upon request and may also be obtained on the SEC’s website at www.sec.gov. Such requests and any shareholder proposals or nominations should be sent to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., 1 Technology Way, Indianapolis, Indiana 46268, our principal executive offices.
INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.
ANNUAL REPORT ON FORM 10-K
We have filed our Annual Report on Form 10-K for the fiscal year ended October 31, 2025, with the SEC. Shareholders may obtain a copy of the Annual Report on Form 10-K, free of charge, by writing to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., 1 Technology Way, Indianapolis, Indiana 46268. A copy of the Annual Report on Form 10-K can also be obtained at www.hurco.com/proxymaterials.
OTHER BUSINESS
The Board knows of no other matters that may be presented at the 2026 Annual Meeting. If any other matters should properly come before the 2026 Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.

MMMMMMMMMENDORSEMENT_LINE______________ SACKPACK_____________000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. MMMMMMMMMMMMMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 pm, Eastern Time, on March 11, 2026.OnlineGo to www.investorvote.com/HURC or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/HURC 2026 Annual Meeting Proxy Card1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AProposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1.Election of Directors: For WithholdFor WithholdFor Withhold01 - Michael Doar02 - Cynthia Dubin03 - Timothy J. Gardner0504 - Lawrence G. Keyler- Richard Porter06 - Benjamin Rashleger0807 - Janaki Sivanesan- Gregory S. Volovic 2.An advisory vote to approve the compensation paid to our named executive officers, also referred to as the “say-on-pay” vote. ForAgainst AbstainFor Against Abstain3. Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending October 31, 2026. BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N TMMMMMMM 8 2 B V 6 7 1 6 7 40483VB MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2026 Annual Meeting of Hurco ShareholdersMarch 12, 2026, 10:00 am ET Hurco Corporate Offices1 Technology Way, Indianapolis, IN 46268Upon arrival, please present this admission ticket and photo identification at the registration desk.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.hurco.com/proxymaterialsSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HURC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Hurco Companies, Inc.Notice of 2026 Annual Meeting of ShareholdersProxy Solicited by The Board of Directors for Annual Meeting — March 12, 2026, 10:00 am Eastern TimeThe undersigned hereby appoints as proxies Michael Doar and Richard Porter, or either of them, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco’s Corporate Office, 1 Technology Way, Indianapolis, Indiana 46268, at 10:00 am Eastern Time, on Thursday, March 12, 2026, and any adjournments thereof, upon the matters on the reverse side and, in their judgment and discretion, upon such other business as may properly come before the meeting. The undersigned hereby revokes any Proxy for such meeting heretofore given.Only shareholders of record as of close of business on January 16, 2026, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the matters listed on the reverse side at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed return envelope, which requires no postage if mailed within the United States, or vote your shares via the Internet or by telephone as described on the reverse side.The shares represented by this Proxy, unless otherwise specified, shall be voted FOR all nominees and FOR Proposals 2 and 3.PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.C Non-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 pm, Eastern Time, on March 11, 2026.OnlineGo to www.investorvote.com/HURC or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/HURC 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AProposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1.Election of Directors: For WithholdFor WithholdFor Withhold01 - Michael Doar02 - Cynthia Dubin03 - Timothy J. Gardner0504 - Lawrence G. Keyler- Richard Porter06 - Benjamin Rashleger0807 - Janaki Sivanesan- Gregory S. Volovic 2.An advisory vote to approve the compensation paid to our named executive officers, also referred to as the “say-on-pay” vote. ForAgainst AbstainFor Against Abstain3. Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending October 31, 2026. BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.8 2 B V0483VB

2026 Annual Meeting of Hurco ShareholdersMarch 12, 2026, 10:00 am ET Hurco Corporate Offices1 Technology Way, Indianapolis, IN 46268Upon arrival, please present this admission ticket and photo identification at the registration desk.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.hurco.com/proxymaterialsSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HURC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Hurco Companies, Inc.Notice of 2026 Annual Meeting of ShareholdersProxy Solicited by The Board of Directors for Annual Meeting — March 12, 2026, 10:00 am Eastern TimeThe undersigned hereby appoints as proxies Michael Doar and Richard Porter, or either of them, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco’s Corporate Office, 1 Technology Way, Indianapolis, Indiana 46268, at 10:00 am Eastern Time, on Thursday, March 12, 2026, and any adjournments thereof, upon the matters on the reverse side and, in their judgment and discretion, upon such other business as may properly come before the meeting. The undersigned hereby revokes any Proxy for such meeting heretofore given.Only shareholders of record as of close of business on January 16, 2026, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the matters listed on the reverse side at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed return envelope, which requires no postage if mailed within the United States, or vote your shares via the Internet or by telephone as described on the reverse side.The shares represented by this Proxy, unless otherwise specified, shall be voted FOR all nominees and FOR Proposals 2 and 3.PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.C Non-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below.